Exhibit 2.1* * Note: Disclosure schedules omitted pursuant to Item 601(b)(2) of Regulation S-K because the information contained therein is both not material and is the type that the registrant treats as private or confidential. ASSET PURCHASE AGREEMENT BY AND AMONG GOOD MORNING CAROLINAS, LLC AND ITS OWNERS AND FIRST WATCH RESTAURANTS, INC. NOVEMBER 8, 2024

i 19489274v14 TABLE OF CONTENTS ARTICLE I DEFINITIONS; INTERPRETATION...................................................................1 1.1. Definitions..................................................................................................................... 1 1.2. Interpretation ................................................................................................................. 1 ARTICLE II PURCHASE AND SALE OF ASSETS .................................................................2 2.1. Purchase and Sale of Assets .......................................................................................... 2 2.2. Excluded Assets ............................................................................................................ 3 2.3. Assumption of Liabilities .............................................................................................. 4 2.4. Excluded Liabilities ...................................................................................................... 4 2.5. Further Conveyances and Assumptions; Consent of Third Parties .............................. 5 2.6. Bulk-Sales Laws ........................................................................................................... 7 2.7. Gift Card Liabilities ...................................................................................................... 7 2.8. Right to Control Payment ............................................................................................. 7 2.9. Purchase Price ............................................................................................................... 7 2.10. Holdback Amount ......................................................................................................... 9 2.11. Escrow Fund ................................................................................................................. 9 2.12. Withholding ................................................................................................................ 10 2.13. Purchase Price Allocation ........................................................................................... 10 ARTICLE III OWNER’S REPRESENTATIONS AND WARRANTIES .............................11 3.1. Authority; Formation and Existence ........................................................................... 11 3.2. Authority Relative to this Agreement ......................................................................... 11 3.3. No Conflicts; Consents and Approvals ....................................................................... 11 3.4. Brokers and Finders .................................................................................................... 12 3.5. Litigation ..................................................................................................................... 12 ARTICLE IV OWNER’S AND THE COMPANY’S REPRESENTATIONS AND WARRANTIES ..........................................................................12 4.1. Organization; Qualification ........................................................................................ 12 4.2. Authorization .............................................................................................................. 12 4.3. Subsidiaries ................................................................................................................. 12 4.4. Tax Matters ................................................................................................................. 13 4.5. Absence of Certain Changes ....................................................................................... 14 4.6. Purchased Assets; Fixed Asset List ............................................................................ 15 4.7. Contracts ..................................................................................................................... 15 4.8. Vendor Information .................................................................................................... 16 4.9. Inventories................................................................................................................... 16 4.10. Intellectual Property; IT Assets; Data Privacy ............................................................ 16 4.11. Absence of Conflicting Agreements or Required Consents ....................................... 18 4.12. Permits ........................................................................................................................ 18 4.13. Indebtedness ................................................................................................................ 19 4.14. Real Property .............................................................................................................. 19

ii 19489274v14 4.15. Environmental ............................................................................................................. 20 4.16. Employee Benefits and Related Matters ..................................................................... 21 4.17. Employees ................................................................................................................... 21 4.18. No Increase in Costs ................................................................................................... 23 4.19. Compliance with Applicable Law; Adverse Restriction ............................................ 23 4.20. Claims, Litigation, Proceedings, Etc. .......................................................................... 24 4.21. Financial Statements ................................................................................................... 24 4.22. Current Liabilities ....................................................................................................... 25 4.23. Absence of Undisclosed Liabilities; Suppliers ........................................................... 25 4.24. Insurance ..................................................................................................................... 25 4.25. Brokers and Finders .................................................................................................... 25 4.26. Affiliate Transactions.................................................................................................. 25 4.27. Tangible Personal Property ......................................................................................... 25 4.28. Pest Infestation ............................................................................................................ 26 4.29. Liquor Licenses ........................................................................................................... 26 4.30. COVID-19................................................................................................................... 26 ARTICLE V PURCHASER’S REPRESENTATIONS AND WARRANTIES ............................................................................................................................27 5.1. Organization ................................................................................................................ 27 5.2. Authorization .............................................................................................................. 27 5.3. No Conflicts ................................................................................................................ 28 5.4. Litigation ..................................................................................................................... 28 5.5. Brokers and Finders .................................................................................................... 28 ARTICLE VI COVENANTS ......................................................................................................28 6.1. Effort to Close; Third Party Consents ......................................................................... 28 6.2. Pre-Closing Access to Restricted Information; Access .............................................. 28 6.3. Notification of Inaccuracy in Representations and Warranties .................................. 28 6.4. Operation of Business Prior to Closing ...................................................................... 29 6.5. Confidentiality ............................................................................................................ 32 6.6. Preservation of Records .............................................................................................. 33 6.7. Exclusivity .................................................................................................................. 33 6.8. Solicitation of Employees; Noncompetition ............................................................... 34 6.9. Payment of Indebtedness ............................................................................................ 35 6.10. Employees ................................................................................................................... 36 6.11. Change of Company Name ......................................................................................... 37 6.12. Updates to Disclosure Schedule.................................................................................. 37 ARTICLE VII CONDITIONS TO CLOSING & CLOSING .................................................37 7.1. Conditions for the Purchaser ....................................................................................... 37 7.2. Conditions for Owner and the Company .................................................................... 38 7.3. Closing ........................................................................................................................ 39 ARTICLE VIII DELIVERIES ...................................................................................................39 8.1. Deliveries by the Company ......................................................................................... 39 8.2. Deliveries by the Purchaser ........................................................................................ 41

iii 19489274v14 ARTICLE IX SURVIVAL; INDEMNIFICATION; REPRESENTATIVE ..........................41 9.1. Survival ....................................................................................................................... 41 9.2. Indemnification ........................................................................................................... 42 9.3. Procedures ................................................................................................................... 43 9.4. Limitations .................................................................................................................. 44 9.5. The Owner’s and the Company’s Representative ....................................................... 44 9.6. Purchase Price Adjustment ......................................................................................... 45 ARTICLE X DEFAULT AND TERMINATION .....................................................................45 10.1. Termination ................................................................................................................. 45 10.2. Default......................................................................................................................... 46 10.3. Effect of Termination .................................................................................................. 46 ARTICLE XI TAX MATTERS ..................................................................................................46 11.1. Taxes ........................................................................................................................... 46 11.2. Prorations .................................................................................................................... 47 11.3. Cooperation on Tax Matters ....................................................................................... 47 11.4. Tax Clearance Certificates .......................................................................................... 47 ARTICLE XII MISCELLANEOUS ..........................................................................................47 12.1. Expenses ..................................................................................................................... 47 12.2. Further Assurances...................................................................................................... 47 12.3. Notices ........................................................................................................................ 48 12.4. Headings ..................................................................................................................... 48 12.5. Entire Agreement ........................................................................................................ 48 12.6. Severability ................................................................................................................. 48 12.7. No Beneficiaries.......................................................................................................... 49 12.8. Governing Law and Jurisdiction ................................................................................. 49 12.9. Assignment ................................................................................................................. 49 12.10. Neutral Construction ................................................................................................... 49 12.11. Counterparts ................................................................................................................ 49 12.12. Amendment ................................................................................................................. 49 12.13. Announcements........................................................................................................... 49 12.14. Remedies ..................................................................................................................... 50 12.15. Waiver of Jury Trial .................................................................................................... 50

iv 19489274v14 LIST OF SCHEDULES 1.1 Definitions 2.1(f) Purchased Contracts 2.2(d) Excluded Assets 2.4(a) Current Liabilities 4.5 Absence of Certain Changes 4.6 Fixed Asset List 4.7 Material Contracts 4.10(a) Intellectual Property 4.10(b) Intellectual Property Liens 4.10(c) Infringement 4.11 Required Consents 4.12 Permits 4.14 Real Property 4.15 Environmental 4.16 Benefit Plans 4.17(b) Employee Litigation 4.17(c) Employees 4.20 Claims, Litigation, Proceedings 4.24 Insurance 4.26 Affiliate Transactions 4.27(b) Personal Property Leased 4.29 Liquor Licenses 4.30 COVID-19 6.9 Company Indebtedness EXHIBITS Exhibit A – Form Bill of Lease Assignment Exhibit B – Form Bill of Sale Exhibit C – Form Assignment and Assumption Agreement

19489274v14 ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of November 8, 2024 (the “Effective Date”), by and among: (i) Good Morning Carolinas, LLC, a North Carolina limited liability company (the “Company”); (ii) the owners of the Company listed on the signature page to this Agreement (collectively, the “Owner”); and (iii) First Watch Restaurants, Inc., a Florida corporation (the “Purchaser”), under the following circumstances: A. The Company manages, owns and operates those certain First Watch restaurants identified on the attached Schedule A (each a “Restaurant” and collectively the “Restaurants”), which serve and specialize in breakfast and lunch fare (the “Business”); B. Although the Restaurant commonly referred to as Taylers (the “Under Development Restaurant”) is under development as of the Effective Date, the terms and conditions of this Agreement are predicated on the Under Development Restaurant being completed and operational by February 1, 2025; C. The Company desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to acquire and assume from the Company, all of the Purchased Assets (as defined herein) and the Assumed Liabilities (as defined herein), all as more specifically provided herein. ACCORDINGLY, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows: ARTICLE I DEFINITIONS; INTERPRETATION 1.1. Definitions. Capitalized terms not defined in the body of this Agreement shall have the meanings set forth in Schedule 1.1 hereof. 1.2. Interpretation. The headings of the Articles and Sections of this Agreement and the headings to Schedules and Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The Schedules may be broken out with respect to each Restaurant, as necessary, and any interpretation of the Schedules shall not be meant to be exclusionary but will be as inclusive as possible. Terms defined in this Agreement in the singular shall include the plural, and vice versa. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement. Reference to a

2 Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Articles, Sections, paragraphs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement. ARTICLE II PURCHASE AND SALE OF ASSETS 2.1. Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase, acquire and accept from the Company, and the Company shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered to the Purchaser, all of the Company’s right, title and interest in, to and under the Purchased Assets, free and clear of all Liens. “Purchased Assets” shall mean all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of the Company related to the Business, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of the Company (other than the Excluded Assets), including but not limited to each of the following assets: (a) all inventory and supplies used or intended to be used in connection with the Business with a minimum $8,000 value and capped at $12,000 value with reimbursement to Company at Closing any inventory value over said $12,000 cap or off-set in favor of Purchaser at Closing for an inventory value below the $8,000 minimum; (b) all tangible personal property, including Furniture and Equipment, used or intended to be used in connection with the Business, including, but not limited to, those items set forth on the Fixed Asset List (as defined below); (c) all deposits, including customer deposits, security for rent (if and to the extent the landlord permits Purchaser to assume same, but excluding any prepaid rent), deposits for electricity, telephone or otherwise, advance payments, and prepaid charges and expenses, including any rights of set-off and credits of the Company; (d) all rights of the Company under the Real Estate Agreements, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof; (e) all Intellectual Property owned or licensed by the Company related to or used in connection with the Business (the “Purchased Intellectual Property”); (f) all rights of the Company under the Contracts listed on Schedule 2.1(f) (the “Purchased Contracts”) including all claims or causes of action with respect to the Purchased Contracts;

3 (g) all advertising and promotional materials, supplier lists, menus, and personnel files and employment records for Employees of the Company; (h) all Permits, to the extent assignable from the Company to the Purchaser, and all applications for issuance or renewal thereof, used by the Company in the Business, and all rights, and incidents of interest therein; (i) all rights of the Company under non-disclosure or confidentiality, non- compete, or non-solicitation agreements with Employees, Former Employees and agents of the Company or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof); (j) all rights of the Company under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to the Company or to the extent affecting any Purchased Assets; (k) all third-party property and casualty insurance proceeds, and all rights to third-party property and casualty insurance proceeds, in each case to the extent received or receivable in respect of the Purchased Assets; (l) all of the rights, counterclaims, credits, causes of action, lawsuits, judgments, demands, right or other claims of set-off against third parties of the Company relating to the Purchased Assets; (m) the Target Drawer Cash; and (n) all goodwill and other intangible assets associated with the Business or the Purchased Assets. 2.2. Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to the Purchaser, and the Company shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean each of the following assets: (a) all cash (other than Target Drawer Cash), bank accounts, cash equivalents and other similar types of investments, prepaid rent, if any, and security for rent, if any (if and to the extent that the landlord does not permit Purchaser to assume same); (b) all minute books, organizational documents, stock registers and such other books and records of the Company as pertain to ownership, organization or existence of the Company and duplicate copies of such records as are necessary to enable the Company to file Tax Returns and reports; (c) all Tax refunds, including any interest in respect thereof, and Tax credits applicable to Taxes paid or payable by the Company;

4 (d) any unpaid tenant improvement allowance owed by landlords under the Real Estate Agreements; and (e) the assets listed on Schedule 2.2(d). 2.3. Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume, effective as of the Closing, only the following Liabilities (the “Assumed Liabilities”): (a) Liabilities of the Company accruing under the Purchased Contracts with respect to the period from and after the Closing to the extent that such Liabilities do not relate to any breach or non-performance of the Company prior to the Closing; (b) the Gift Card Liabilities; and (c) any Liabilities arising out of and accruing in respect of the Purchaser’s ownership and operation of the Business on or after the Closing. 2.4. Excluded Liabilities. The Purchaser will not assume or be liable for or in any way undertake to pay, perform, satisfy or discharge any Excluded Liabilities. The Company shall timely perform, satisfy and discharge in accordance with their respective terms all Excluded Liabilities. “Excluded Liabilities” shall mean all Liabilities of the Company arising out of, relating to or otherwise in respect of the Business prior to the Closing and all other Liabilities of the Company, any Affiliate of the Company or any predecessor of the Company, other than the Assumed Liabilities, whether or not accrued on the Financial Statements, including, without limitation, the following Liabilities: (a) all accounts payable of the Company due to any third party (“Payables”) and all Liabilities in respect of any products sold and/or services performed by, and/or operations of, the Company prior to the Closing (the Payables and all such other Liabilities are set forth on the attached Schedule 2.4(a) and are collectively referred to as “Current Liabilities”); (b) all Liabilities under any Environmental Law, to the extent arising out of or otherwise related to: (i) the ownership or operation by the Company or any predecessor of the Company of any real estate (or any condition thereon) prior to the Closing (including (A) the Release or continuing Release (if existing prior to the Closing) of any Hazardous Material regardless of by whom, or (B) any noncompliance by the Company with Environmental Laws); (ii) the Business prior to the Closing; (iii) the Excluded Assets or any other real property formerly owned, operated, leased or otherwise used by the Company; or (iv) the offsite transportation, storage disposal, treatment or recycling of Hazardous Material generated by and taken offsite by or on behalf of the Company prior to the Closing;

5 (c) all Liabilities arising out of, relating to or with respect to: (i) the employment or performance of services by any individual, or the termination of employment or services by the Company of any individual; (ii) workers’ compensation claims against the Company, irrespective of whether such claims are made prior to or after the Closing; or (iii) any Benefit Plans; (d) all Liabilities arising out of, under or in connection with Excluded Contracts, and with respect to Purchased Contracts, Liabilities in respect of a breach by or default of the Company accruing under such Purchased Contracts with respect to any period prior to Closing; (e) all Liabilities arising out of, under or in connection with any Indebtedness of the Company; and (f) all Liabilities for: (i) any Transfer Taxes; (ii) Taxes of the Company; (iii) Taxes that relate to the Business, the Purchased Assets or the Assumed Liabilities for taxable periods (or portions thereof) ending before the Closing, including Taxes allocable to the Company pursuant to Section 11.2; (iv) payments under any Tax allocation, sharing or similar agreement (whether oral or written); (v) or relating to any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business to the extent such Action relates to such operation prior to the Closing; (vi) or relating to any dispute with any client or customer of the Business existing prior to the Closing or based upon, relating to or arising out of events, actions, or failures to act prior to the Closing; or (vii) any Excluded Asset. 2.5. Further Conveyances and Assumptions; Consent of Third Parties. (a) From time to time following the Closing, the Company and the Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions,

6 releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Purchaser under this Agreement, and to assure fully to the Company and their respective successors and assigns the assumption of the liabilities and obligations intended to be assumed by the Purchaser under this Agreement, and to otherwise make effective the transactions contemplated hereby and thereby. (b) If, following the Closing, the Purchaser or the Company reasonably determine that any Excluded Asset was transferred to the Purchaser, the parties agree to cooperate to transfer back to the Company (or an assignee designated by the Company) such Excluded Asset without the payment of consideration. If, following the Closing, the Purchaser determines that any Purchased Asset was not transferred to the Purchaser, the parties agree to cooperate to transfer such Purchased Asset to the Purchaser (or its assignee) without the payment of any further consideration. It is expressly understood that the Purchaser will assume only the Purchased Contracts listed on Schedule 2.1(f) and that the Company is solely responsible for cancelling the Excluded Contracts and any and all other Contracts, agreements, or other relationships with vendors, suppliers, and/or third parties after the Closing. (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained. The Company shall use its best efforts to cooperate with the Purchaser at its request in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law and the terms of the Nonassignable Assets, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing, by the Company in trust for the Purchaser and the covenants and obligations thereunder shall be performed by the Purchaser in the name of the Company and all benefits and obligations existing thereunder shall be for the Purchaser’s account. The Company shall take or cause to be taken at the Company’s expense such actions in its name or otherwise as the Purchaser may reasonably request so as to provide the Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and the Company shall promptly pay over to the Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing, the Company authorizes the Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at the Purchaser’s expense, to perform all the obligations and receive all the benefits of the Company under the Nonassignable Assets and appoints the Purchaser its attorney-in-fact to act in its name on its behalf with respect thereto. Further, in the event consents to the assignment thereof cannot be obtained for such Nonassignable Assets and the Purchaser undertakes to perform the covenants and obligations thereunder in the name of the Company, in consideration for the receipt of all benefits and obligations existing thereunder, the Purchaser shall agree to discharge any amounts owed under such covenants and obligations which accrue and arise on or after the Closing.

7 2.6. Bulk-Sales Laws. The Purchaser hereby waives compliance by the Company with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to the Purchaser; provided, however, that the Company agrees to (a) pay and discharge when due or to contest or litigate all claims of creditors, which are asserted against the Purchaser or the Purchased Assets by reason of such noncompliance, (b) indemnify, defend and hold harmless the Purchaser from and against any and all such claims in the manner provided in ARTICLE IX and (c) take promptly all necessary action to remove any Lien, which is placed on the Purchased Assets by reason of such noncompliance. Any “bulk-transfer” Law that addresses Taxes shall be governed by ARTICLE IX and not by this Section 2.6. 2.7. Gift Card Liabilities. The Purchaser agrees to honor any gift certificates and gift cards which were purchased or earned from the Company prior to the Closing (the “Gift Card Liabilities”). The parties will obtain the Gift Card Liabilities balance shortly prior to Closing, and the balance as of such date will be set forth on a closing statement prepared by the parties for Closing (the “Closing Statement”). The amount reflected on the Closing Statement will be subject to a post-Closing true-up to confirm the actual balance as of Closing, and the Purchaser will proceed against the Holdback Amount with respect to the shortfall, if any, between the amount reflected on the Closing Statement and the actual balance as of the Closing. The value of all Gift Card Liabilities as of the Closing will be treated as a deduction from the Purchase Price. 2.8. Right to Control Payment. The Purchaser shall have the right, but not the obligation, to make any payment due from the Company with respect to any Excluded Liabilities, the failure of which payment could adversely affect the Purchaser’s right, title and interest in the Purchased Assets, if such payment is not paid by the Company within ten (10) Business Days following written request for payment from the Purchaser; provided, however, that if the Company advises the Purchaser in writing during such ten (10) Business Day period that a good faith payment dispute exists or the Company has valid defenses to non-payment with respect to such Excluded Liability, then the Purchaser shall not have the right to pay such Excluded Liability. The Company agrees to reimburse the Purchaser promptly and in any event within five (5) Business Days following written notice of such payment by the Purchaser for the amount of any payment made by the Purchaser pursuant to this Section 2.8. 2.9. Purchase Price. (a) The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be an amount equal to: (i) Forty Nine Million Dollars ($49,000,000.00) with respect to Purchased Assets (which, for purposes of clarity, includes all development costs for all of the Restaurants, including the Under Development Restaurant); plus (ii) The aggregate sum of security for rent held by landlords under the Real Estate Agreements, but only if and to the extent the landlords under the Real Estate Agreements have agreed to allow for such security amount to be assumed by Purchaser; plus

8 (iii) Reimbursement for deposits for electricity, telephone or otherwise, advance payments, and prepaid charges and expenses, including any rights of set-off and credits included in the Purchased Assets, which reimbursements will be reflected on the Closing Statement; minus (iv) The Gift Card Liabilities; minus (v) Any portion of the Holdback Amount used to satisfy or pay any amounts pursuant to Section 2.10; and minus (vi) Any portion of the Escrow Fund used to satisfy any indemnification claim of the Purchaser Indemnitees pursuant to Section 9.2. Notwithstanding the foregoing, the Purchase Price: (A) shall be subject to increase to the extent that the value of On Hand Inventory at Closing exceeds Twelve Thousand Dollars ($12,000.00); (B) shall be subject to decrease to the extent that the value of On Hand Inventory at Closing is less than the Minimum Inventory Amount and to the extent of any shortfall in the Target Drawer Cash; and (C) is conditioned on the Company meeting or exceeding each of the following (collectively, the “Target Metrics”): • Trailing 12 Months Restaurant-Level EBITDA (as defined in the Purchase Option Agreement attached as Exhibit “A” to Addendum No 4 to the Development Agreement) of $5.2M or more would be maintained in the aggregate for the first 11 Restaurants listed on Schedule A, as calculated monthly, through Closing. • Trailing 12 Months Restaurant-Level EBITDA annualized (and not a weighted average) for any of the remaining Restaurants that have been opened for 60 days but not open for a full year, of a minimum of $400k per Restaurant. • Minimum operational standards currently being measured by First Watch of CX scores of 60 or greater for every Restaurant, Steritech inspections showing less than 2 critical violations per Restaurant, and Health Dept Hazel reports with a minimum score of 50 for every Restaurant. These standards need to be separately (i.e., measured independently) maintained/improved as follows for every Restaurant: o For any minimum standard that is met at any given time prior to the acquisition, that standard must stay at or above the minimum operational standard. o For any minimum standard that is not met at any given time prior to the acquisition, that score must be improved as measured quarterly, prior to the acquisition. Upon Closing, the Purchaser shall deliver to the Company in accordance with Section 8.2 an amount (the “Closing Payment”) equal to the Purchase Price less an amount equal to the sum of (a) any Indebtedness of the Company that has not been paid at or prior to the Closing, (b) the Holdback Amount, (c) the Escrow Fund, and (d) any other agreed items set forth on the Closing Statement. For clarity, Purchase Price is for all Purchased Assets and restaurant locations and there

9 shall be no segregation or piece meal purchasing of assets for reduction of Purchase Price regardless of Target Metrics. 2.10. Holdback Amount. The Purchaser shall withhold the lesser of either One Million Two Hundred Twenty Five Thousand Dollars ($1,225,000) or 2.5% of the Purchase Price (the “Holdback Amount”) for a period of time from the Closing until the six (6) month anniversary of the Closing (the “Holdback Payment Date”); provided, however, that any release of funds is subject to satisfaction of the terms and conditions set forth in ARTICLE XI. The Holdback Amount will serve as a fund to cover any shortfall in the Target Drawer Cash and/or the Minimum Inventory Value, as insurance for payment of the Current Liabilities, and as a non-exclusive indemnification fund that will be used to satisfy any indemnification claim of any Purchaser Indemnitee pursuant to Section 9.2, in either case without limiting any other rights of Purchaser or any Purchaser Indemnitee under this Agreement. On the Holdback Payment Date, the Purchaser shall pay to the Company by wire transfer to an account designated by the Representative the Holdback Amount, less any amount Purchaser may have applied from the Holdback Amount as was necessary to pay any Current Liabilities, and less any amounts then due to the Purchaser as of the Holdback Payment Date with respect to indemnification claims of any Purchaser Indemnitee under Section 9.2 or reserved for payment with respect to any such claims submitted by any Purchaser Indemnitee on or prior to the Holdback Payment Date, and less any other amounts then due to the Purchaser or any Purchaser Indemnitee hereunder. 2.11. Escrow Fund. Simultaneous with the Closing, the Purchaser, the Representative and an escrow agent mutually selected by the Company and the Purchaser (the “Escrow Agent”) shall enter into an escrow agreement, and pursuant to the terms of such escrow agreement, Two Million Nine Hundred Forty Thousand Dollars ($2,940,000) (the “Escrow Fund”) shall be withheld from the Purchase Price and delivered to the Escrow Agent as a non-exclusive indemnification fund (without limiting the Purchaser’s other rights under this Agreement). The Escrow Fund will be held in Escrow Agent’s standard interest bearing account until the Release Date. The Escrow Fund will be used to satisfy any indemnification claim of the Purchaser Indemnitees pursuant Section 9.2 hereof, and shall otherwise be administered and released as specifically provided for in the Escrow Agreement. The balance of the Escrow Fund, plus interest earned, less any amounts due to the Purchaser as of the Release Date with respect to indemnification claims of the Purchaser Indemnitees under Section 9.2 or reserved for payment with respect to any such claims submitted by any Purchaser Indemnitee on or prior to the Release Date and less any other amounts due to the Purchaser or the Purchaser Indemnitees hereunder, shall be paid to the Company by wire transfer to an account designated by the Company on the Release Date; provided, however, that any release of funds is subject to satisfaction of the terms and conditions set forth in ARTICLE XI. The parties acknowledge that the Company prefers that, if possible, the escrow fund be deposited in an interest bearing account (with a desired interest rate of 4% or higher), which terms are generally agreeable to the Purchaser if the Company can locate an agent offering such terms; provided, however, that: (a) there must be a single escrow agent; (b) there must be a single escrow fund, which must be liquid and which the parties may proceed against at any time during the escrow period; (c) the escrow agent and the escrow agreement must be acceptable to Purchaser as determined in its sole discretion; (d) the Closing cannot be conditioned on the Company finding an escrow agent who can provide the desired terms; (e) the Company shall be liable for any escrow fees in excess of $625, which amount represents 50% of the standard fee charged by the escrow agent typically utilized by the Purchaser; and (f) if the parties cannot

10 engage a mutually acceptable escrow agent within thirty (30) days of the execution of this Agreement, the parties shall utilize the escrow agent typically utilized by First Watch with the highest interest rate available from such escrow agent. 2.12. Withholding. Notwithstanding anything in this Agreement to the contrary, the Purchaser, the Company, and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement any amount as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any other provision of Tax Law. To the extent that amounts are so withheld or deducted by the Purchaser, the Company, or the Escrow Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by the Purchaser, the Company, or the Escrow Agent, as the case may be. 2.13. Purchase Price Allocation. The Purchaser shall cause an independent third-party valuation expert to determine the fair market value of the Purchased Assets, including tangible property and intangible assets. The Purchaser will provide an allocation of the Purchase Price in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. The parties agree that the allocation of the Purchase Price shall be determined using one or a combination of three valuation methodologies as relevant: Cost Approach, Market Approach or Income Approach. Within seventy-five (75) days after the date of Closing, the Purchaser shall deliver to the Company a preliminary draft of its proposed allocation of the Purchase Price (“Allocation Statement”). Within fifteen (15) days after receipt thereof, the Company shall return to the Purchaser the Company’s approval thereof or comments to be addressed. In the event the Company objects to the Purchaser's proposed Allocation Statement, the Purchaser and the Company shall attempt to agree upon the Allocation Statement using reasonable good-faith efforts. If there is no objection, or if the Purchaser and the Company reach a compromise on the Allocation Statement, that Allocation Statement will be considered final (“Final Allocation Statement”). If the Purchaser and the Company fail to reach agreement within thirty (30) days following the Company's objection to the Purchaser's Allocation Statement ("Outside Agreement Date"), then, within fifteen (15) days after the Outside Agreement Date, the parties shall appoint a neutral Arbitrator, who shall be a mutually agreed-upon arbitrator who shall be a CPA or other certified business appraiser by profession, who is disinterested, and who shall have been active over the five (5) year period ending on the date of such appointment in the valuation or appraisal of business assets (“Neutral Arbitrator”). The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by the Purchaser’s counsel and counsel for the Company. Within two (2) Business Days following such appointment of the Neutral Arbitrator, the Purchaser and the Company shall concurrently submit a final, binding determination of the allocation of the Purchase Price to the Neutral Arbitrator. Neither the Purchaser nor the Company may, directly or indirectly, consult with the Neutral Arbitrator prior to or subsequent to his or her appearance. The determination of the Neutral Arbitrator shall be limited solely to the issue of whether the Purchaser’s proposed Allocation Statement or the Company's proposed Allocation Statement, each as submitted to the Neutral Arbitrator, is the closest to the actual fair market value of the Purchased Assets, as determined by such Neutral Arbitrator. The Neutral Arbitrator shall, within thirty (30) days of his/her receipt of such proposals, reach a decision as to the appropriate Allocation Statement, as between those submitted by the Purchaser and the Company, and simultaneously publish a ruling as to which is closest to the fair market value of the Purchased

11 Assets, which ruling shall be binding on the Purchaser and the Company, and such Allocation Statement will then be considered the Final Allocation Statement. Such allocations shall be adjusted as necessary to reflect any adjustments to the Purchase Price by the same method set forth above. Notwithstanding, each Party shall pay its own expenses and costs for such arbitration and one-half (1/2) the compensation and expenses of the Neutral Arbitrator, this is regardless of which Party’s proposed Allocation Statement is decided by the Arbitrator as the closest to the fair market value of the Purchased Assets or otherwise considered a prevailing Party by the Neutral Arbitrator. Each Party shall (i) report for all Tax purposes the purchase of the Purchased Assets in a manner consistent with the Final Allocation Statement and in a manner consistent with all applicable rules and regulations; (ii) timely file a Form 8594 in accordance with the requirements of Section 1060 of the Code; (iii) not assert, in connection with any Return, Tax audit or similar proceedings, any allocations of Purchase Price that differs from that agreed to herein; and (iv) notify the other in the event any taxing authority is taking or proposing to take a position inconsistent with such allocation. ARTICLE III OWNER’S REPRESENTATIONS AND WARRANTIES The Owner makes the following representations and warranties to the Purchaser as of the date hereof and as of the Closing: 3.1. Authority; Formation and Existence. The Owner is the sole owner of record and beneficial owner of all of the issued and outstanding shares of capital stock, membership interests, limited liability company interests, units, or similar equity interest as applicable, of the Company and no Person other than the Owner owns or has any control over, whether directly or indirectly, any direct or indirect equity interest or ownership interest in the Company. 3.2. Authority Relative to this Agreement. The Owner has full power and authority or capacity, as applicable, and has taken all necessary and proper action, to execute and deliver this Agreement, and any other agreement or document contemplated hereby (collectively, the “Ancillary Agreements”), and to consummate the transactions contemplated hereby and thereby. The obligation imposed on the Owner by this Agreement, or by any agreement or document contemplated hereby, constitutes the valid and binding obligation and agreement of the Owner, enforceable against the Owner in accordance with its terms. 3.3. No Conflicts; Consents and Approvals. The execution and delivery of this Agreement by the Owner does not, and the consummation of the transactions contemplated hereby and performance by the Owner of the Owner’s obligations hereunder, assuming the receipt of all required consents, approvals and waivers will not: (a) violate or conflict with or constitute a default or an event creating rights of acceleration, termination or cancellation or a loss of rights, with or without the lapse of time or the giving of notice, under (i) any term, condition or provision of any Purchased Contract by which the respective assets, rights or properties of the Company and/or the Owner are bound or (ii) any Law applicable to the Company; or (b) result in the creation of any Lien upon any of their respective properties or give to others any interest or right in any of their respective properties, including, a right to purchase any of such properties.

12 3.4. Brokers and Finders. No broker or investment banker acting on behalf of the Owner or the Company or under the authority of either of them is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from the Company or the Owner in connection with any of the transactions contemplated herein. 3.5. Litigation. There is no ongoing Action pending or threatened against the Company or the Owner, any of their respective assets, properties or businesses, in each case, relating to the Purchased Assets, businesses or properties of the Company that (a) involves claims or potential claims of losses, damages, penalties, or any other form of liability or (b) enjoins or seeks to enjoin or obtain damages with respect to any significant activity by the Company (including without limitation the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement). There is no outstanding order, writ, judgment, injunction, decree, determination, or award of, or pending or threatened investigation by, any Governmental Authority relating to the Owner or the Company, any of their respective assets, properties or businesses, officers or directors, or the transactions contemplated by this Agreement or any of the Ancillary Agreements. ARTICLE IV OWNER’S AND THE COMPANY’S REPRESENTATIONS AND WARRANTIES The Owner and the Company, jointly and severally, make the following representations and warranties to the Purchaser as of the date hereof and as of the Closing: 4.1. Organization; Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company has all requisite corporate and legal power and authority, including all licenses, permits, authorizations and approvals (corporate, governmental and otherwise) necessary to own, lease and operate its assets and properties and to conduct the Business in the manner and in the places where such assets and properties are owned, leased or operated or the Business is conducted by it. The Company is licensed or qualified as a foreign entity in each state in which it is doing business and where the nature and extent of such business requires such license or qualification. The Company has the requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. 4.2. Authorization. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company have been duly authorized and approved by all necessary action of the Company and do not require any further authorization or consent of the Owner or the Company. This Agreement is, and each Ancillary Agreement when made by the Company, and the other parties thereto will be, a legal, valid and binding agreement of the Company enforceable in accordance with its terms. 4.3. Subsidiaries. The Company: (a) does not own any securities issued by, or has any other ownership interest in, any other corporation, business organization or entity or Governmental Authority; (b) is not a partner or participant in any joint venture or partnership of any kind; and (c) is not subject to any obligation or requirement to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any entity or to any individual.

13 4.4. Tax Matters. (a) The Company (i) has timely filed, or has had timely filed on its behalf, all Tax Returns required to have been filed and all such Tax Returns are true and correct in all material respects, and (ii) has directly, or has had on its behalf, paid or withheld all Taxes required to be paid by it (whether or not shown or required to be shown on any Tax Return). The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. (b) The Company has properly classified all individuals who have performed work for the Company and has timely withheld and collected all Taxes required to be withheld or collected, as the case may be, and to the extent required, such Taxes have been timely paid to or deposited with the relevant Governmental Authority. All Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed. (c) The Company has satisfied all applicable federal, state, foreign and local withholding Tax requirements (including, without limitation, income, social security and employment Tax withholding for all types of compensation as well as withholding of Taxes pursuant to Sections 1441 and 1442 of the Code, and all sales, use and value added Taxes) and has, within the time and in the manner prescribed by applicable Law, withheld from employee wages and paid over to the appropriate Governmental Authority all amounts required to be so withheld and paid over under applicable Law. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or third party. (d) There are no outstanding waivers or extensions of any statute of limitations filed with any Governmental Authority responsible for assessing or collecting Taxes in respect of any Tax Return of, or which includes, the Company. (e) There is no Action or assessment pending or, proposed with respect to any liability for Tax, or with respect to any Tax Return, of the Company. (f) There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. (g) No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. (h) The Company is not a party to, or is bound by, or has any obligation under, any tax allocation or sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person. (i) The Company is not a foreign person as defined in Treasury Regulation Section 1.1445-2(b)(2)(i) or will be subject to withholding under Section 1445 of the Code and the Treasury Regulations promulgated thereunder with respect to the sale of the Purchased Assets.

14 (j) The Company has not entered into any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b) or any comparable provision of state Law. (k) The Company has not (i) claimed an employee retention Tax credit under Section 2301 of the CARES Act, (ii) deferred the payment of employment Taxes under Section 2302 of the CARES Act, or (iii) deferred the withholding of employment Taxes under IRS Notice 2020-65. 4.5. Absence of Certain Changes. Except as set forth in Schedule 4.5, since January 1, 2021, there has not been: (a) a Material Adverse Effect other than a Material Adverse Effect resulting from (i) global, regional or local economic or business conditions; (ii) the industry of the Company; and/or (iii) changes in applicable laws or regulations; (b) any contingent liability in excess of Ten Thousand Dollars ($10,000) incurred by the Company whether (i) by reason of an event, accident or occurrence or (ii) as guarantor, surety or otherwise with respect to the obligations of others; (c) any obligation or liability in excess of Ten Thousand Dollars ($10,000) incurred by the Company, including the obligation to perform services normally conducted by the Company, other than obligations and liabilities incurred in the Ordinary Course of Business; (d) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the services, properties or assets of the Company in the aggregate in excess of Ten Thousand Dollars ($10,000), except in the Ordinary Course of Business; (e) any damage, destruction or loss, in excess of Ten Thousand Dollars ($10,000), whether or not covered by insurance, affecting the Purchased Assets or the Business; (f) any pending or threatened labor disputes or strikes, labor union organizational activity, claim or threatened claim of unfair labor practices, or any material adverse change in relations with employees involving the Company; (g) any change in the compensation payable or to become payable to an employee of the Company or any payment of a bonus to any employee other than those made in the Ordinary Course of Business; (h) any material change in any of the procedures of the Company regarding discounts, rebates or credits granted to any customer other than in the normal and customary manner consistent with prior practice of the Company; (i) any settlement, compromise or agreement to settle or compromise any Action or proceeding relating to the Company; (j) any change by the Company in accounting methods, principles or practices;

15 (k) any change by the Company in the amount of insurance coverage or change in insurance carriers; (l) any failure to operate the business of the Company substantially in the Ordinary Course of Business; (m) any loss or threatened loss of any Permit or license held by the Company; (n) any amendment, termination or waiver of any material right of the Company; (o) any failure to maintain the books and records of the Company in the ordinary manner and in accordance with good business practices; or (p) any agreement or understanding by the Company to do any of the foregoing. 4.6. Purchased Assets; Fixed Asset List. The Company exclusively owns and has title to the Purchased Assets free and clear of any and all Liens. All items included in the Purchased Assets are in normal operating condition, ordinary wear and tear excepted. The Purchased Assets are adequate for the purposes for which they are presently used in the conduct of the Business and are usable in a manner consistent with their current use. The Purchased Assets (other than the Excluded Assets) constitute all of the assets, properties and rights necessary for the operation of the Business in the same manner as the Business is currently conducted. Schedule 4.6 sets forth a comprehensive, true and complete list as of the Closing (the “Fixed Asset List”) of all of the Company’s Fixed Assets and the Fixed Asset’s (i) status as owned or leased, (ii) original cost, (iii) net book value, (iv) in-service date, (v) assigned useful life, (vi) accumulated depreciation as of Closing, (vii) category/classification, (viii) location, (ix) description, and (x) manufacturer and model; provided, however, that items (i), (ix) and (x) may be excluded with respect to any Fixed Asset if Seller provides to Purchaser a copy of the itemized invoice for such Fixed Asset. In addition, for all Restaurants opening in 2024 and after, the Company shall provide itemized invoice support to the Purchaser for each asset of such Restaurant(s) listed on the Fixed Asset List. Seller shall deliver an updated Fixed Asset List to Purchaser three (3) weeks prior to Closing and again at Closing. All of the Fixed Assets are currently in service. “Fixed Assets” means tangible assets of the Company which were purchased or acquired by the Company for long-term use and which were not intended to be converted into cash within a year of acquisition, including, but not limited to, land, buildings, and equipment. 4.7. Contracts. Schedule 4.7 lists all contracts, leases, licenses, arrangements, agreements, understandings, whether written or oral, formal or informal, related to the operation or ownership of the Business which have annual payments of Five Thousand Dollars ($5,000) and those that create a joint venture or that contain exclusivity provisions or prevent the Company from engaging in any line of business (collectively, the “Material Contracts”). Such listings shall include parties’ names, execution date and term of each such Contract. Each of the Material Contracts is in effect and is binding upon the Company and the other parties thereto. The Company is not in default and has performed its obligations under each of the Material Contracts, and, to the Knowledge of the Company, no other party to any of the Material Contracts is in default thereunder. All Material Contracts that require consent to assignment are identified as such on

16 Schedule 4.7. The Company has previously delivered full, complete, executed copies of each of the Material Contracts to the Purchaser. 4.8. Vendor Information. (a) The Company has provided the Purchaser with a complete list of all material vendors and suppliers, including all contact and billing information (collectively, the “Vendor Information”). The Vendor Information represents substantially all of such information currently used by the Company in the operation of the Business. (b) No supplier or vendor of the Company (i) has ceased, or to the Knowledge of the Company or the Owner will cease or intends to cease, to provide the products or services provided to the Company, (ii) has substantially reduced, or to the Knowledge of the Company or the Owner intends to substantially reduce, the provision of such products or services at any time to the Company, (iii) to the Knowledge of the Company or the Owner as a result of the transaction contemplated herein, will otherwise modify its current business relationship with the Company, including but not limited to pricing, term, delivery and availability of products or services, or (iv) to the Knowledge of the Company or the Owner will otherwise adversely modify its business relationship with the Company. 4.9. Inventories. All inventories of the Company consist of items that are marketable and fit for their particular use, are not defective and are of a quality and quantity usable in the Ordinary Course of Business of the Business within a reasonable period of time and at normal profit margins, and all such inventories can reasonably be expected to be consumed in the Ordinary Course of Business within a reasonable period of time. 4.10. Intellectual Property; IT Assets; Data Privacy. (a) Set forth on Schedule 4.10(a) is a list of all items of Intellectual Property issued by, registered with, or pending registration with a Governmental Authority or domain name registrar (including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, or their foreign equivalents), including domain names, in each case that are owned by or issued to the Company (“Company Registered IP”), and all other owned or licensed Intellectual Property that is material to the operation of the Business (other than trade secrets and Intellectual Property of the type that would be compromised by such inclusion disclosure). All of the Company Registered IP is (i) in compliance with all legal requirements necessary to record and perfect the interest of the Company therein and the chain of title thereof, and (ii) unexpired and subsisting, valid and enforceable. (b) Except as set forth on Schedule 4.10(b), the Company exclusively owns, free and clear of all Liens, all right, title and interest in and to all of the Company Registered IP and owns or has a valid right to use, all of the other Intellectual Property used in connection with the current operation of the Business, all of which rights shall survive unchanged upon consummation of the transactions contemplated by this Agreement.

17 (c) Except as set forth on Schedule 4.10(c): (i) the Company has not received written notice of, and there is not any infringement, misappropriation or violation of any of the Purchased Intellectual Property, and no Action against any Person with respect to the ownership, validity, enforceability or alleged infringement or misappropriation of the Purchased Intellectual Property is currently pending or threatened, (ii) there is no Action pending or threatened (including “cease and desist” letters or invitations to take a patent license) against or by the Company with respect to the Purchased Intellectual Property, (iii) no Action is pending wherein the Company or any of the Purchased Intellectual Property is alleged to infringe, misappropriate or violate any Purchased Intellectual Property right of any third party nor is there any reasonable basis for any such Action, (iv) the conduct of the Business by the Company and the use of the Purchased Intellectual Property does not interfere with or infringe, misappropriate or violate any Intellectual Property rights of any other Person, and (v) no Person (other than authorized employees of the Company) has (or has had) access to or possession or use of any source code of the Company, or the current or contingent right to do any of the foregoing. (d) The Company has taken: (i) all reasonable steps to protect its trade secrets and other confidential information and any trade secret or confidential information of third parties used in the Business; and (ii) all necessary and industry standard actions to protect the proper and continuous integrity, security and operation of its Software and Systems (and the data processed, transmitted or stored thereby or thereon) and there have been no actual or alleged failures, breaches, interruptions or violations of same. (e) All Software and Systems used or held for use by the Company are free from material defect, bug, virus, malware, error or other contaminant or corruptant and conform in all material respects to their specifications and documentation; and (ii) the Company has not agreed to indemnify any Person on any theory in connection with such Person’s use of their Software and Systems and have not received notice of any such indemnification claim. (f) The IT Assets are sufficient to support the Business operating in the ordinary course. The Company has taken commercially reasonable steps consistent with industry standards for businesses of similar size to safeguard the availability, security and integrity of the IT Assets and all data and information stored thereon, including from unauthorized access and infection by any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware, or data. The Company has maintained in the ordinary course of business all required licenses,

18 including the purchase of a sufficient number of licenses for all software, with respect to the IT Assets. The IT Assets have commercially reasonable security, back-ups and disaster recovery arrangements in place and hardware and software support, maintenance and trained personnel, if applicable, which are sufficient in all material respects for the current needs of the Business. (g) The Company has not experienced any Security Breaches or Security Incidents, and neither the Company nor the Owner has received any written notices or complaints (including via email) from any Person regarding such a Security Breach or Security Incident. The Company has conducted commercially reasonably investigations with respect to all such Security Breaches or Security Incidents and has taken commercially reasonable remediating actions. The Company maintains commercially reasonable data back-up and/or contingency operations plans and has proven such plans effective through periodic testing. The Company, and, to the Knowledge of the Company or the Owner, each third party that receives Personal Information from or on behalf of the Company, has implemented commercially reasonable physical, technical and administrative safeguards consistent with industry standards for businesses of similar size that are designed to protect Personal Information from unauthorized access by any Person and that comply in all material respects with all applicable Privacy and Security Requirements. The Company is and since January 1, 2021, has been in compliance with all applicable Privacy and Security Requirements. The Company has not received any written or, to the Knowledge of the Company or the Owner, oral notices or material complaints from any Person regarding the Company’s compliance with Privacy and Security Requirements. 4.11. Absence of Conflicting Agreements or Required Consents. Except for any consent to assignment of a Material Contract identified on Schedule 4.7 or as set forth on Schedule 4.11, the execution, delivery and performance of this Agreement by the Owner and the Company: (i) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority); (ii) will not conflict with, result in a breach of, or constitute a violation of or default under, the provisions of any of the Articles of Incorporation, Articles of Organization, By-Laws, Operating Agreements (or other charter or organizational documents) of the Company, or any applicable Law, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Authority to which the Owner or the Company is a party or by which the Owner, the Company or any of the Purchased Assets are subject; (iii) will not either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Material Contract, Permit, agreement, instrument or license to which the Owner, the Company or any of the Purchased Assets are now subject; and (iv) will not result in the creation of any Liens on any of the Purchased Assets. 4.12. Permits. Schedule 4.12 contains a true and complete list of all licenses, certificates, permits, registrations and authorizations of any third parties and governmental authorities required for the lawful conduct of the Business in the manner and to the full extent it is presently conducted (the “Permits”). The Permits includes those held by the Company as of the date hereof or acquired hereafter by the Company prior to the Closing. The Company has delivered to the Purchaser true and complete copies of the Permits, including any and all amendments and other modifications thereto. The Company is the authorized legal holder of the Permits. The Permits are in full force and effect and in good standing. All of the Permits are unimpaired by any act of the Company, the Owner, or any of the directors, officers, employees, agents or Affiliates of the Company, and

19 none of them is subject to any restrictions or conditions which would limit in any respect the full operation of the Business. Except as set forth in Schedule 4.12, there are no applications, complaints, petitions or proceedings pending or threatened as of the date hereof before any governmental or regulatory authority relating to the Business or operation thereof. The operation of the Business is in all material respects in accordance with the Permits. No proceedings are pending or threatened, and there has not been any act or omission of the Company, the Owner, or any directors, officers, employees, agents or Affiliates of the Company, which may result in the revocation, modification, non-renewal or suspension of the Permits. 4.13. Indebtedness. The Company has no Indebtedness other than the Company Indebtedness (as defined below). 4.14. Real Property. (a) Schedule 4.14 contains a complete and accurate list and description of all real estate leased by the Company pursuant to real property leases (the “Real Estate Agreements”). The Company does not own, lease, sublease or have any possessory right to or interest in any real estate or any right of way, easement or other right of use to any real estate, other than as set forth on Schedule 4.14. (b) The Real Estate Agreements are in full force and effect and are valid, binding and enforceable in accordance with their terms. The Company enjoys quiet possession of all real estate subject to the Real Estate Agreements to which the Company is a party. The Company is not in default under any Real Estate Agreement nor is any other party thereto, and there are no present disputes or claims with respect to offsets or defenses by any party against the other under any of the Real Estate Agreements. The Company has delivered to the Purchaser true and complete copies of all Real Estate Agreements. Except as expressly set forth in Schedule 4.14, the assignment of the Real Estate Agreements to the Purchaser will not permit the other party to accelerate the rent, cause the terms thereof to be renegotiated or constitute a material default thereunder, and will not require the consent of any such party to the assignment thereof to the Purchaser. (c) The Company has good, marketable and insurable leasehold interests in the real estate subject to the Real Estate Agreements to which the Company is a party, free and clear of any Liens, except for liens for Taxes not yet due and payable. The Company has previously delivered to the Purchaser a true and correct copy of each survey, if any, in the possession of the Company of the real estate subject to any Real Estate Agreement. No security deposit or portion thereof deposited with respect to the Real Estate Agreements has been applied in respect of a breach or default under any such Real Estate Agreement that has not been redeposited in full, and the Company does not owe any brokerage commissions or finders’ fees with respect to any Real Estate Agreement. (d) To the Company’s and the Owner’s Knowledge, (i) the Company has full legal and practical access to all of the real estate subject to the Real Estate Agreements to which the Company is a party, and all easements, rights of way, and real estate licenses relating thereto have been properly recorded in the appropriate public recording offices; (ii) none of the buildings, structures, improvements or fixtures constructed on any of the real estate subject to the Real Estate

20 Agreements, encroach upon adjoining real estate, and all such buildings, structures, improvements and fixtures are constructed and are operated and used in conformance with all “set back” lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety Laws and codes; (iii) no utility lines serving the real estate subject to the Real Estate Agreements pass over the lands of a third party except where appropriate easements have been obtained; (iv) all buildings, structures, improvements and fixtures comprising part of the real estate subject to the Real Estate Agreements are in good and technically sound operating condition, have no latent structural mechanical or other defects of material significance, are reasonably suitable for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for such water and sewer, telephone, electric and/or gas, and sanitary service for the conduct and operations of the Business as presently conducted; and (v) there is no pending or threatened condemnation or other legal proceeding or Action of any kind relating to the real estate subject to the Real Estate Agreements and/or title thereto. 4.15. Environmental. Except as set forth on Schedule 4.15: (a) The Company is and has at all times been in compliance with applicable Environmental Laws; (b) The Company possesses, and is and has at all times been in compliance with all Environmental Permits required under applicable Environmental Laws, and no facts, circumstances or conditions, including the transactions contemplated by this Agreement, will trigger any revocation, termination, cancellation, modification, amendment, notification, transfer or other requirement, or the right to impose or trigger any of the foregoing, in connection with any such Environmental Permits; (c) The Company has not received any notice or communication alleging any violation of or Liability under any Environmental Law or relating to any environmental matter; (d) There are no present or past actions or activities, facts, circumstances, conditions, events or incidents arising out of or relating to the operations of the Company, or any real estate currently or formerly owned, leased, occupied or operated by the Company, including any use, storage, Release or suspected Release of any Hazardous Materials, or exposure of any persons to any condition, that would be expected to result in the Company incurring Liabilities under Environmental Laws or violating the terms or conditions of any Real Estate Agreements; (e) The Company has provided to the Purchaser true, correct and complete copies of all environmental, health or safety assessments, audits, studies, reports, analyses, results of investigations and all correspondences that are in the possession, custody or control of the Company with respect to the Company, including any Real Estate Agreements, any formerly owned, leased or operated real property, or any pending or threatened Action or Liability under Environmental Laws; (f) The Company is not subject to any court order or have entered into or agreed to, and do not contemplate entering into or agreeing to, any consent decree or order relating to compliance with Environmental Laws; and

21 (g) The Company does not own or operate and has not formerly owned or operated underground storage tanks. 4.16. Employee Benefits and Related Matters. (a) Schedule 4.16 contains a listing of each Benefit Plan. Schedule 4.16 contains a separate listing of any “group health plan” (as defined in Section 607 of ERISA) sponsored by the Company, or an ERISA Affiliate that is not already listed under the terms of the preceding sentence. (b) Each Benefit Plan complies in all respects in form and operation with all applicable law including without limitation the ACA, ERISA and the Code. Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the Internal Revenue Service has issued a favorable and current determination letter with respect to each such Benefit Plan, or with respect to a prototype plan, the Benefit Plan can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Benefit Plan is so qualified, and no event has occurred (either before or after the date of the letter) that would disqualify such Benefit Plan or is likely to result in the revocation of such determination letter or which requires or could require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification. Neither the Company nor any ERISA Affiliate has ever maintained, sponsored, contributed to, or had any obligation to contribute to, a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, or a “multiemployer plan” as defined in Section 3(37) or 4001(a) of ERISA, and neither the Company nor any ERISA Affiliate has any withdrawal liability under any such multiemployer plan. Neither the Company nor any ERISA Affiliate has incurred or reasonably expects to incur any liability under Title IV of ERISA. Neither the Company nor any ERISA Affiliate maintains or has ever maintained any employee welfare benefit plan (as defined in ERISA) providing medical, health or life insurance or other welfare-type benefits for retirees (current or future) or terminated employees, their spouses, or dependents. Neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to terminate or modify any Benefit Plan. (c) The Company will cease doing business following the Closing and will no longer maintain, and shall take all necessary actions to terminate, all Benefit Plans. 4.17. Employees. (a) There are no collective bargaining agreements or other labor agreements to which the Company is a party or which covers any employees of the Business. No labor union, labor organization, or any other type of employee representative body represents or, to the Knowledge of the Company and the Owner, claims to represent any employee or group of employees of the Business, and there is no duty by the Company to bargain or recognize any labor organization. There are no pending or existing, and for the past five years, there have not been any, strikes, work stoppages, work slowdowns, lockouts, unfair labor practice charges or grievances, union organizing activities, petitions seeking a representation proceeding, or applications for certification of a collective bargaining agent, and to the Knowledge of the Company and the Owner, none of the foregoing activities has been threatened by or on behalf of any employee or group of employees with respect to the Business.

22 (b) The Company is and has at all times been in compliance with all applicable Laws relating to labor and employment practices with respect to the Business, including relating to wages and hours (e.g., payment of minimum wage, overtime, meal breaks, accrued and unused vacation, bonuses, commissions etc.), collective bargaining, employment discrimination, harassment and retaliation, civil rights and fair employment practices, safety and health, leaves of absence, accommodations, workers’ compensation, pay equity, the classification of employees as exempt and non-exempt under the Fair Labor Standards Act of 1938, as amended, and applicable state Laws (collectively, the “FLSA”), the classification of all employees including without limitation temporary and seasonal employees under applicable Laws, the classification of individuals who have provided or are providing work or services to the Business other than as an employee (including as an independent contractor, leased or contract laborer) under applicable Laws, immigration and employment eligibility verification under applicable Laws, the Worker Adjustment and Retraining Notification Act of 1988 and similar state and local laws (collectively, the “WARN Act”), and the collection and payment of withholding, social security and any other applicable Taxes relating to employees. There are no complaints, charges, claims, disputes, arbitrations, investigations, audits or agency proceedings filed, pending or, to the Knowledge of the Company and the Owner, threatened, before any court, arbitrator, the U.S. Equal Employment Opportunity Commission, the Department of Labor, the Department of Homeland Security, the National Labor Relations Board, or any other federal, foreign, state or local court, agency or other Governmental Authority concerning or involving any of the foregoing matters set forth in this Section 4.17(b). Notwithstanding anything to the contrary in the foregoing, Schedule 4.17(b) sets forth all matters that alleged or could be construed to have alleged any facts that would make the representations and warranties of the Owner and the Company in this Section 4.17(b) untrue. (c) The Company has provided to the Purchaser a true and complete list of all employees and independent contractors of the Company (the “Census”), which includes their respective: (i) base salary, hourly rate or fee, (ii) job position, (iii) status or classification (e.g., exempt, non-exempt, temporary, seasonal, leased, etc.), (iv) hire or retention date, (v) benefits, and (vi) other compensation (e.g., bonuses, commissions, etc.). The Company shall provide to the Purchaser an updated Census on the Monday prior to Closing and again at Closing. Each written employment, written independent contractor and other written contract labor agreement is listed on Schedule 4.17(c) and has been provided to the Purchaser. Except as set forth on Schedule 4.17(c), the employment of each current employee of the Company is terminable “at will.” To the Knowledge of the Company and the Owner, no key or senior management employee of the Company intends to terminate his or her employment with the Company, including in connection with the transactions contemplated herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, alone or in connection with another event, shall result in any payment or benefit becoming due to any current Employee or Former Employee, officer, director, consultant, or independent contractor of the Company (including, without limitation, a bonus, golden parachute, retirement, severance, change of control payment, or other benefit or enhanced benefit). (d) All persons who perform services in the United States for the Company are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, and any other United States, state or local immigration Laws relating to the employment of non-United States citizens applicable in the state in which such persons are employed. The Company has, in accordance with applicable Laws,

23 (i) properly examined the employment eligibility and identity documents of all employees with respect to the Business to determine whether the documents reasonably appear to be genuine and relate to the employee and (ii) completed and retained a Form I-9 (and all supporting documents) with respect to each current employee of the Business and/or registered and participated in the E- Verify federal work authorization program, or its successor. The Business has not been the subject of an audit or investigation from the United States Department of Homeland Security, including the United States Immigration and Customs Enforcement or any predecessor thereto, and/or any state agency or department or any other immigration-related enforcement proceeding. Each current employee of the Business is in compliance with all applicable visa and work permit requirements, and all such visas or work permits will be valid upon the consummation of the transactions contemplated herein. (e) For the past four (4) years, there has not been any “mass layoff,” “plant closing” or other WARN event under the WARN Act affecting any current Employee or Former Employee of the Business, and the Company has not taken any action or failed to take any action in connection with the transactions contemplated by this Agreement that could give rise to any liability or other obligation under the WARN Act. (f) To the Knowledge of the Company and the Owner, no Employee has engaged in workplace conduct that would subject such Employee to termination of employment “for cause” under standards typical for the Business. (g) The Company has provided the Purchaser with complete payroll records for the current fiscal year and the two (2) fiscal years preceding the current fiscal year, including payroll registers and copies of payroll returns filed. These payroll records, in addition to the information provided in Schedule 4.17(c), represent full, accurate, and complete payroll records of the Company. 4.18. No Increase in Costs. Neither the Company nor the Owner has any Knowledge that the acquisition of the Purchased Assets by the Purchaser will cause any of the costs or expenses of the Business to increase significantly over those currently paid by the Company with respect to any part of the Business, or any of the revenues of the Business to decrease significantly from those currently being received by the Company with respect to any part of the Business. 4.19. Compliance with Applicable Law; Adverse Restriction. The Company is presently conducting the Business in compliance with all applicable Laws. Neither the Company nor the Owner has received notification of any asserted present or past failure of the Company to comply with any Law and, no such violation of any Law exists or will exist upon the consummation of the transactions contemplated by this Agreement. The Company is not subject to any Law or any other restriction of any kind or character, which would reasonably be expected to adversely affect the Business. Neither the Owner, the Company nor any director, officer, employee, agent or Affiliate acting on behalf of the Company has made or agreed to make any illegal contribution, payment or gift of funds or property to any official, employee or agent of any governmental entity.

24 4.20. Claims, Litigation, Proceedings, Etc.. (a) Except as set forth in Schedule 4.20, there are no existing, pending or, to the Knowledge of the Company and the Owner, threatened claims involving an aggregate amount of Five Thousand Dollars ($5,000) or more involving or relating to the Business and/or the Company or any of the performance of the Company of services or sale of its products. Except as disclosed in Schedule 4.20, to the Knowledge of the Company and the Owner there are no facts known to the Owner or the Company, which would be a proper basis for such claims. Included on Schedule 4.20 is a summary description of all such claims made within the last three (3) years. (b) Except for matters described in Schedule 4.20, (i) neither the Company nor the Owner has received any notice of any Action, and no Action is pending or to the Knowledge of the Company and the Owner threatened against the Company and to the Knowledge of the Company and the Owner there are no facts existing which would be a proper basis for any such claim; and (ii) there are no outstanding court arbitration or agency orders, decrees, or stipulations to which the Company or the Owner is a party that directly affect the transactions contemplated hereby, or which may have a Material Adverse Effect or which will affect the ability of the Company or the Owner to perform their respective obligations under this Agreement. 4.21. Financial Statements. (a) The Company has provided to the Purchaser copies of the audited statements of revenues and expenses, balance sheets, cash flow statements, and P&L/income statements, for the Company for the fiscal years ended 2021 through 2023 and the partial year statements for 2024 (collectively, the “Financial Statements”), and the Company will provide Purchaser with updated Financial Statements for the fiscal year 2024 once available and Financial Statements for January 2025 through the month prior to the Closing on or prior to Closing. (b) The Financial Statements have been prepared on the accrual basis of accounting consistently applied by the Company for all periods reported in the Financial Statements, and have been prepared in accordance with GAAP. The Financial Statements fairly present in all material respects the combined financial position and results of operations on the tax accrual method of accounting for the Company, which are the subject of such Financial Statements for the respective periods covered thereby, and such Financial Statements, are the basis for the Tax Returns of the Company. (c) The Financial Statements reflect all assets and liabilities of the Company in accordance with the books, accounts and records of the Company, and can be reconciled with the tax basis statements used in preparation of the Tax Returns of the Company. During the fiscal years reflected in the Financial Statements, The Company has not had any material non-recurring items of income or exceptional or extraordinary profits, except as fairly and accurately disclosed on the Financial Statements. (d) The Company has maintained a system of internal accounting and other controls sufficient to provide consistency regarding the preparation of financial statements in accordance with the accrual basis of accounting as utilized in reporting results on the Tax Returns of the Company.

25 (e) There is no need for reconciliation between the Fixed Asset list and any balance sheet(s). 4.22. Current Liabilities. The Current Liabilities set forth on Schedule 2.4(a) are all accounts payable of the Company due to any third party and all Liabilities in respect of any products sold and/or services performed by, and/or operations of, the Company prior to the Closing. 4.23. Absence of Undisclosed Liabilities; Suppliers. The Company is not subject to any liability or material obligation of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than (a) liabilities or obligations reflected in the Financial Statements, (b) liabilities or obligations incurred in the Ordinary Course of Business since January 1, 2021, and (c) liabilities or obligations reflected in any of the Schedules. 4.24. Insurance. Schedule 4.24 contains a description (including type of insurance, carrier, policy number and policy period) of all policies of liability, fire, property, workers’ compensation, health and other forms of insurance of any nature whatsoever presently in effect with respect to the Company and the real estate subject to the Real Estate Agreements. A true and correct copy of each document listed has previously been delivered to the Purchaser. All such policies are valid and enforceable and in full force and effect, and are sufficient for all applicable requirements of Law and no event has occurred and no condition exists which would allow coverage under such policies of insurance to be denied. The Company has not been denied insurance coverage and no insurance policy held by the Company has been canceled or reduced other than pursuant to the request of the Company. Schedule 4.24 lists all claims by the Company for insured losses in excess of Five Thousand Dollars ($5,000) since January 1, 2021. 4.25. Brokers and Finders. No broker or investment banker acting on behalf of the Owner or the Company or under the authority of any of them is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from the Company in connection with any of the transactions contemplated herein. 4.26. Affiliate Transactions. Set forth on Schedule 4.26 is a description of (a) each arrangement or agreement (whether written or oral) pursuant to which (i) the Company or any of their Affiliates, or any of the officers, directors, partners or employees of the Company or any of their respective Affiliates, or any member of such officer’s, director’s, partner’s or employee’s immediate family, (any of the foregoing a “Related Party”) provides any service, property, asset or loan to the Company or (ii) the Company provides any service, property, asset or loan to any Related Party or (b) any other contract between any Related Party and the Company, other than, in the case of clause (a) employment services provided in such Person’s capacity as an employee or officer of the Company and the compensation received therefor (each such arrangement or agreement referred to herein as an “Affiliate Transaction”). No Affiliate Transaction has been entered other than as an arms’ length transaction in the Ordinary Course of Business. 4.27. Tangible Personal Property. (a) Except as set forth on Schedule 4.27(a): (i) the Company exclusively has good and marketable title to all of the items of tangible personal property used in the Business

26 (except as sold or disposed of subsequent to the date hereof in the Ordinary Course of Business and not in violation of this Agreement, and except for items of tangible personal property leased pursuant to Personal Property Leases), free and clear of any and all Liens; and (ii) all such items of tangible personal property, which, individually or in the aggregate, are material to the operation of the Business, are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. (b) Schedule 4.27(b) sets forth all leases of tangible personal property (“Personal Property Leases”) relating to personal property used in the Business. All of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Company has delivered to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto. (c) The Company has a valid and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee. Each of the Personal Property Leases is in full force and effect and the Company has not received or given any notice of any breach or default or event that with notice or lapse of time, or both, would constitute a breach or default by the Company under any of the Personal Property Leases and no other party is in breach or default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto. 4.28. Pest Infestation. The Company represents that it has maintained regular insect and/or pest control efforts at each Restaurant and that no Restaurant is presently infested with any type of pest, including but not limited to insects and rodents. 4.29. Liquor Licenses. Schedule 4.29 identifies the license(s) for the sale of alcohol (each a “Liquor License”) for each Restaurant, including the type and renewal date for each Liquor License. The Company has provided copies of all Liquor Licenses to Purchaser. All Liquor Licenses are in good standing and in full force and effect. Since January 1, 2019, there have been no investigations, citations, notices of violations or noncompliance with any laws, rules or regulations that govern the sale of alcoholic beverages, administrative proceedings, reports, filings, documents and correspondence with respect to or related in any way to the Liquor Licenses, the Company has not received notice that any such matter is pending, and there are no facts known to the Owner or the Company, which would be a proper basis for such matter. The Company has timely paid when due all Taxes and any other amounts payable with respect to the Liquor Licenses. 4.30. COVID-19. (a) Except as set forth on Schedule 4.30, the Company has not, due to the Pandemic (including as a result of any COVID-19 Orders): (i) agreed to defer or modify payment terms with respect to any accounts receivable, or received any request to take such actions from any third-party, written off any accounts receivable or increased any reserves for uncollectible accounts; (ii) deferred payment of, or modified payment terms with respect to, any accounts payable or indebtedness, or requested any such deferment or modification from any third-party;

27 (iii) temporarily shut down any facility, including for sanitizing, or ordered a reduction in force (and Schedule 4.30 sets forth the dates of any such shut down and the approximate number of employee hours lost as a result of such shutdown); (iv) implemented any (x) freeze or reduction in salary, wages, bonus or other compensation, or (y) other costs savings measures; or (v) entered into any Contract to do any of the foregoing or undertaken any action or omission that would result in any of the foregoing. (b) With respect to each Purchased Contract, neither the Company nor the Owner has received notice of any plan or intention of any other party to any Purchased Contract to exercise any right to cancel, defer performance of, terminate, or rely on any force majeure or similar provisions of any Purchased Contract as a result of the Pandemic or COVID-19. (c) Except as set forth on Schedule 4.30, the Company has not applied for or incurred any Pandemic-Relief Debt. As to any Pandemic-Relief Debt incurred by the Company: (i) the Company met (and continues to meet) the eligibility requirements for receipt of such Pandemic-Relief Debt under Pandemic-Relief Debt Documentation (including, without limitation, with application of all applicable affiliation requirements under applicable legal requirements), (ii) all representations and warranties made by the Company pursuant to the Pandemic-Relief Debt Documentation are true and correct in all respects, (iii) the Company is in compliance with all Pandemic-Relief Debt Documentation and without limiting the generality of the foregoing has used the proceeds of any such Pandemic-Relief Debt exclusively for purposes permitted by the Pandemic-Relief Debt Documentation (including, as to any PPP Loan exclusively for PPP Specified Forgivable Uses); and (iv) the Company has maintained all records required to be submitted in connection with applying for, obtaining, using the proceeds of, or seeking forgiveness of such Pandemic-Relief Debt. ARTICLE V PURCHASER’S REPRESENTATIONS AND WARRANTIES The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and as of the Closing: 5.1. Organization. The Purchaser is duly organized, validly existing and in good standing under the Laws of the State of Florida. The Purchaser has the requisite power and authority to execute, deliver and perform this Agreement and any Ancillary Agreement to be executed and delivered by the Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby. 5.2. Authorization. The execution, delivery and performance of this Agreement and any Ancillary Agreement to be executed and delivered by the Purchaser pursuant hereto have been duly authorized and approved by all necessary action of the Purchaser and do not require any further authorization or consent of the Purchaser. This Agreement and any Ancillary Agreement to be executed and delivered by the Purchaser pursuant hereto, when made by the Purchaser and the other parties thereto will be, a legal, valid and binding agreement of the Purchaser enforceable in accordance with its terms.

28 5.3. No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and any Ancillary Agreement to be executed and delivered by the Purchaser pursuant hereto and the consummation by the Purchaser of any of the transactions contemplated hereby and thereby does not conflict with any organizational documents of the Purchaser or any Law to which the Purchaser is subject, or require the consent or approval of, or a filing by the Purchaser with, any governmental or regulatory authority or any third party. 5.4. Litigation. There is no Action pending or threatened against the Purchaser, which questions the legality or propriety of the transactions contemplated by this Agreement or could materially adversely affect the ability of the Purchaser to perform its obligations hereunder. 5.5. Brokers and Finders. No broker or investment banker acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from the Owner and/or Company in connection with any of the transactions contemplated herein. ARTICLE VI COVENANTS 6.1. Effort to Close; Third Party Consents. (a) On the terms and subject to the conditions of this Agreement, each party shall use its best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing. Each party shall use its best efforts to obtain each consent, which if not obtained or made is reasonably likely to materially impair or delay the ability of the parties to consummate the transactions contemplated by this Agreement. (b) Prior to Closing, the Company shall obtain all the consents, waivers and estoppels necessary to consummate the transactions contemplated in this Agreement. The Purchaser shall use its commercially reasonable efforts to provide cooperation and assistance in this regard. (c) If any of the Company or the Owners or any of their respective affiliates have provided a guaranty with respect to any Real Property Lease and the landlord will not consent to the assignment of the Real Property Lease unless such guaranty remains in effect, the applicable party or parties shall agree to keep such guaranty in place. 6.2. Pre-Closing Access to Restricted Information; Access. The Company shall permit representatives of the Purchaser (including financial and legal representatives) to have reasonable access, at reasonable times, to all premises, properties, books, officers, employees, records (including Tax records), contracts and documents of or pertaining to the Company. 6.3. Notification of Inaccuracy in Representations and Warranties. Each party shall immediately notify the other if such party learns that any representations or warranty made by it in ARTICLE III, ARTICLE IV or ARTICLE V have become or will be inaccurate in any respect as of the Closing.

29 6.4. Operation of Business Prior to Closing. (a) Prior to the Closing, except as contemplated by this Agreement or with the prior written consent of the Purchaser, the Company shall operate the Business in the Ordinary Course of Business. Prior to the Closing, except as otherwise contemplated by this Agreement, or with the prior written consent of the Purchaser, the Company shall not do any of the following: (i) make any change in its articles of incorporation, Articles of Organization, Operating Agreements By-laws or other analogous organizational document; (ii) (A) increase the compensation or benefits of, grant any new equity compensation to, or enter into any new bonus, incentive or change in control agreement with any employee other than as required by any agreement or by Law in effect on the date of this Agreement, (B) adopt any new employee benefit plan or amend any existing employee benefit plan other than to reflect changes in Law or other than in the Ordinary Course of Business and consistent with past practice, (C) make or agree to make any bonus or profit sharing payments to any employee outside of the Ordinary Course of Business or (D) enter into any new employment, consulting or other compensation agreement for which the potential annual compensation to be paid is greater than $10,000; (iii) enter into any Contract or amend, modify or terminate any Material Contract without Purchaser’s consent (and Company and Purchaser shall discuss if Company desires to do any of the foregoing); (iv) enter into any transactions with any Related Party (other than transactions in the Ordinary Course of Business among the Company); (v) incur any Indebtedness, or any obligations under capital leases, or make any guarantees, in either case except in the Ordinary Course of Business; (vi) make any non-cash distribution with respect to its capital stock or securities; (vii) make any change in its methods of accounting or accounting practices; (viii) grant any severance or termination pay or increase the benefits payable under its severance or termination pay policies or agreements in effect on the date hereof; (ix) grant any equity or equity-based awards;

30 (x) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its material Assets (which include Intellectual Property), other than in the Ordinary Course of Business; (xi) make any acquisition of stock or assets of any Person except in the Ordinary Course of Business, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization of the Company or otherwise alter the corporate structure of the Company; (xii) take any action that would constitute a mass layoff or plant closing under the WARN Act; (xiii) take any action that would cause the Business to fall out of compliance with all applicable Laws relating to labor and employment practices; (xiv) make or change any Tax election, adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax; (xv) cancel any claims held by the Company (including the settlement of any Action); or (xvi) authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $10,000 or capital expenditures that are, in the aggregate, in excess of $25,000 for the Company taken as a whole, which will not be concluded prior to the Closing. (b) Prior to the Closing, except as contemplated by this Agreement or with the prior written consent of the Purchaser, the Company shall: (i) preserve intact its current business organizations, keep available the services of its directors, officers, employees, agents and Affiliates and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with them; (ii) report to the Purchaser, as requested by the Purchaser, concerning the status of the Business and the finances of the Company;

31 (iii) advise Purchaser of any litigation matters that arise, developments in any pending litigation matters, or changes in the employment status of any management level employees; (iv) keep in full force and effect, without amendment, all rights relating to the Business; (v) timely pay in full all Taxes and other obligations on the Purchased Assets when such Taxes and other obligations are due and payable; (vi) maintain the Purchased Assets in a state of repair and condition that is consistent with the current practices of the Company, including but not limited to the obligation to make certain repairs identified by First Watch during the Inspection Period, including, but not limited to, those repairs set forth on Schedule 6.4(b)(vi); (vii) maintain all Permits required for the continued operation of the Business; (viii) maintain liquor licenses at the Restaurants in good standing and be responsible for any renewals due prior to Closing; (ix) cooperate fully with Purchaser to comply with any requirements of the States of North Carolina and South Carolina arising from or related to this Agreement, including paying any required sales tax or other required fees up until the date of Closing; (x) cooperate fully with Purchaser to comply with any requirements of the North Carolina Alcoholic Beverage Control Commission (“NC ABCC”) arising from or related to this Agreement, including paying any required sales tax or other required fees up until the date of Closing; (xi) cooperate with Purchaser in any manner necessary with regard to Purchaser’s liquor license applications, including but not limited to prompt execution of any forms or documents required by the NC ABCC; (xii) cooperate with Purchaser in any manner necessary with regard to the process for Purchaser to apply for its own liquor license in the State of South Carolina including but not limited to surrendering the Company’s original licenses to be handed in and exchanged for Purchaser’s temporary liquor licenses; (xiii) notify all of the taxing authorities in the jurisdictions that impose Taxes on the Company or where the Company has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities and obtain any

32 available tax clearance certificate or similar clearance documentation (“Tax Clearance Certificate”), and if any taxing authority asserts that the Company is liable for any Tax, the Company shall promptly pay any and all such amounts and shall provide evidence to the Purchaser that such liabilities have been paid in full or otherwise satisfied; (xiv) continue to develop the Under Development Restaurant in the ordinary course and in accordance with existing obligations, plans, and agreements, and open and commence operations of the Under Development Restaurant by February 1, 2025; (xv) notify the Purchaser, in writing, of any adverse change in the condition of the Business or Purchased Assets within five (5) days of becoming aware of such change; (xvi) employ at all times at least three (3) Directors of Operations; one (1) General Manager per restaurant, and two (2) Operations Managers per restaurant with replacement of such position or positions within thirty (30) days of vacancy; (xvii) if the Company relocates Kelsey Hund outside of the States of North Carolina and South Carolina, hire her replacement by the earlier of January 1, 2025, or the date that is thirty (30) days prior to her relocation; (xviii) ensure that the employment of any new Directors of Operations or any other management level employees satisfies all requisite First Watch employment standards; and (xix) obtain Purchaser’s prior written consent to the hiring or replacement of any Director of Operations. 6.5. Confidentiality. The Owner and the Company recognize and acknowledge that certain of the assets of the Company comprised of confidential and proprietary information, including, without limitation, confidential information regarding pricing policies, methods of operation, proprietary intellectual property and software, sales, products, profits, costs, markets, key personnel, formulae and trade secrets (hereinafter called “Confidential Information”) are valuable, special and unique assets of the Company. From and after the Closing, the Company and Owner shall, and shall use best efforts to cause their respective Affiliates to, hold in confidence all Confidential Information and any and all information, whether written or oral, concerning the Business, except to the extent that the Company or Owner can show that such information (a) is generally available to and known by the public through no fault of the Company or Owner, any of their respective Affiliates or their respective Representatives; or (b) is lawfully acquired by the Company or Owner, any of their respective Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Company or Owner or any of their respective

33 Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Company or Owner, as the case may be, shall promptly notify Buyer in writing and shall disclose only that portion of such information which the Company is advised by its counsel in writing is legally required to be disclosed, provided that the Company shall use best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. This Section 6.5 shall survive any termination of this Agreement. 6.6. Preservation of Records. The Company and the Purchaser agree that each of them shall preserve and keep all Documents held by them relating to the Business for a period of five (5) years from the Closing, except as otherwise required by law, and shall make such Documents available to the other as may be reasonably required by such party in connection with its business requirements, including, among other things, any insurance claims by, Actions against or governmental investigations of the Company or the Purchaser or any of their Affiliates or in order to enable the Company or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. 6.7. Exclusivity. (a) The Owner and the Company agree that from the date of this Agreement until the earlier of: (i) when this Agreement is terminated under the terms hereof, or (ii) the Closing (the “Exclusivity Period”); neither the Company nor any of their respective officers, directors, agents or Affiliates shall, directly or indirectly: (A) enter into any written or oral agreement or understanding with any Person (other than the Purchaser) regarding the sale (whether by sale of stock, merger, consolidation, sale of assets or other disposition) of all or any part of the Company or any material portion of their respective assets or any issued or any unissued capital stock (“Another Transaction”); (B) enter into or continue any negotiations or discussion with any Person (other than the Purchaser) regarding the possibility of Another Transaction; (C) except as otherwise required by Law, order of a Governmental Authority or similar compulsion, provide any nonpublic financial or other confidential or proprietary information regarding the Company (including this Agreement and any materials containing the Purchaser’s proposal) to any Person (other than the Purchaser and its representatives); (D) except as required by Law or as may be necessary to comply with the terms and provisions of this Agreement, identify the Purchaser as an acquirer of the Company, or disclose the existence of or any information related to this Agreement or the transactions contemplated hereby; or (E) solicit, initiate, facilitate or encourage (including by way of providing information regarding the Company or the Business to any Person or providing access to any Person) the submission of any inquiry, proposal or offer from any Person relating to Another Transaction, and the Company shall cause its directors, officers, employees, agents, representatives and Affiliates to refrain from any of the foregoing. (b) The Company shall notify the Purchaser promptly, but in any event within twenty-four (24) hours, orally and in writing upon learning of or receiving any such inquiry, proposal or offer relating to Another Transaction. Any such notice to the Purchaser shall indicate in reasonable detail the identity (to the extent not prohibited by the terms of any confidentiality agreement existing on the date of this Agreement) of the Person making such inquiry, proposal or offer, and the terms and conditions of such inquiry, proposal or offer. No Company shall release

34 any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party, without the prior written consent of the Purchaser. 6.8. Solicitation of Employees; Noncompetition. (a) After the Closing, the Owner and the Company will not, and will cause its Affiliates and immediate family members not to, directly or indirectly: (i) for a period of five (5) years from the Closing, in any individual, representative or other capacity, employ or engage any management or supervisory Employee, or knowingly and intentionally solicit for employment or engagement, or enter into any business relationship with, or in any way interfere with the relationship between the Purchaser and any person who was an employee or contractor of the Company during the twelve (12) months prior to the Closing or any person that has accepted employment or a contract arrangement to perform work or services with the Purchaser after the Closing, whether or not such employment or contract arrangement continues during the five (5) year period; provided, however, that the terms of this Section 6.8(a)(i) shall not apply to: (A) Andy Paschal and (B) Kelsey Hund; provided, however, in the case of Kelsey Hund, so long as her employment is outside the States of North Carolina and South Carolina. (ii) for a period of five (5) years from the Closing, in any individual, representative or other capacity, divert, take away, or knowingly and intentionally solicit or attempt to take away or attempt to divert, the business of any Person, wherever located, who is a customer or prospective customer, vendor or supplier of the Business or the Company as of the Closing; (iii) for a period of five (5) years from the Closing, render any services as an officer, director, member, manager, employee, agent, consultant or in any other capacity to, or own any interest (other than an interest of less than five percent (5%) of the stock of a publicly held company), as an individual owner, stockholder, member, partner or in any other manner in any Person which is or engages in a business in competition with the Company or the Business within the State of North Carolina and the State of South Carolina, including but not limited to any business engaged in the ownership, management, or operation of restaurants serving or specializing in breakfast, brunch, or lunch fare; provided, however, that the terms of this Section 6.8(a)(iii) shall not apply to the development and operation of Jaggers as presently conducted by the Company, the Owners and their respective affiliates. By way of example, and not of limitation, the list of restaurants in Schedule 6.8(a)(iii) is a list of

35 restaurants that represent the type of restaurant that the parties agree are deemed to compete with the Company. (b) If any of the foregoing provisions of this Section 6.8 shall be adjudicated to be invalid or unenforceable, such provision shall be amended as to the time period, geographical territory, scope or otherwise amended only to the degree as is necessary to cause such provision to be valid and enforceable to the greatest extent as contemplated by the express language of the foregoing provisions of this Section 6.8, and such amendment shall apply only with respect to the operation of this provision in the particular jurisdiction in which such adjudication is made. The Owner and the Company agree that money damages would not be an adequate remedy for any breach of this Section 6.8. Therefore, in the event of a breach or threatened breach of this Section 6.8, the Purchaser or any of its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent violations of the provisions hereof (without posting a bond or other security and without proving actual damages). In addition, in the event of an alleged breach or violation by the Company or the Owner of this Section 6.8 the restricted period with respect to this Section 6.8 shall be tolled until such breach or violation has been cured. The existence of any claim or cause of action by the Company or the Owner against the Purchaser, the Company or any of their Affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to or limit the enforcement by the Purchaser of this Section 6.8, which section will be enforceable notwithstanding the existence of a breach by the Purchaser. (c) The Owner expressly agrees and acknowledges that the restrictions contained in this Section 6.8 do not preclude the Owner from earning a livelihood, nor do they unreasonably impose limitations on the Owner’s ability to earn a living. In addition, the Owner and the Company agree and acknowledge that the potential harm to the Purchaser of this non- enforcement of this Section 6.8 outweighs the harm to the Owner or the Company of his, her or its enforcement by injunction or otherwise. The Owner and the Company expressly acknowledge and agree that (i) each restriction imposed by this Section 6.8 is reasonable with respect to subject matter, geographic territory and time period and such restrictions are necessary to protect the Purchaser’s interest in, and value of, the Company, (including without limitation, the goodwill inherent therein), and (ii) the Purchaser would not have consummated the transactions contemplated by this Agreement without the restrictions contained in this Section 6.8. The Owner and the Company understand that the restrictions and covenants contained in this Section 6.8 are in addition to, and not in lieu of, any non-competition, non-solicitation or other similar obligations contained in any other agreements between the Owner and the Company. 6.9. Payment of Indebtedness. Set forth on Schedule 6.9 is all of the Indebtedness of the Company as of the Effective Date and as of Closing (the “Company Indebtedness”). At the Closing, the Company will pay in cash by wire transfer of immediately available funds, the Company Indebtedness to the Persons or bank accounts and in the amounts specified on Schedule 6.9. In connection therewith, the Company shall provide the Purchaser with any information reasonably requested by the Purchaser in connection with such repayment and/or termination and shall otherwise cooperate with the Purchaser to facilitate the repayment and/or termination of the Company Indebtedness at the Closing. Without limiting the foregoing, the Company shall (a) negotiate payoff letters from third-party lenders and trustees, in form and substance reasonably satisfactory to the Purchaser, with respect to any the Company Indebtedness prior to the Closing,

36 and (b) cause the release of all Liens related to the Company Indebtedness concurrently with the Closing. 6.10. Employees. (a) As of the Closing, the Purchaser intends to employ all the Employees of the Business on an at-will basis. The Company shall cooperate with the Purchaser’s efforts to retain those Employees. From and after the Effective Date, the Company shall provide the Purchaser, to the fullest extent permitted by law, access to their personnel, payroll and immigration records and files, and shall provide such other information regarding those Employees of the Business as the Purchaser may reasonably request. (b) The Company shall be solely responsible and the Purchaser shall have no obligations whatsoever for any compensation or other amounts payable to any Employee or Former Employee of the Company, or any Employee who does not accept employment with the Purchaser, including wages, salary, bonus, accrued vacations, accrued paid time off, fringe, pension or profit sharing benefits, or severance pay payable to any Employee, Former Employee of the Company, or any Employee who does not accept employment with the Purchaser for any period relating to the service with respect to the Business at any time prior to the Closing. The Company shall pay all such amounts legally due and owing to the Employees of the Business for any period relating to the service with respect to the Business at any time prior to the Closing and any amounts legally due and owing to Employees (including any Employee who does not accept employment with the Purchaser) in connection with the consummation of the transactions contemplated by this Agreement. For example and clarity, but not limitation, the Company will be solely responsible for, and as of Closing shall pay, all accrued vacation and accrued paid time off, if any, that has accrued as of, prior to, or due to the Closing in accordance with the Company’s existing benefit policy. (c) Without limiting Section 2.4, the Purchaser does not assume any responsibility for any claim for any medical, dental, life insurance, health, accident, injury or disability benefits, with respect to the Employees of the Company incurred prior to, on or following the Closing. (d) Because the Company will cease doing business following the Closing and neither the Company nor any of their ERISA Affiliates will maintain any group health plan following the Closing, the Purchaser will, following the Closing, be responsible for and administer the continuation coverage requirements of Sections 601-608 of ERISA and Section 4980B of ERISA and any similar continuation coverage requirements of any State with respect to any “M&A qualified beneficiary,” as such term is defined in Treas. Reg. Section 54.4980B-9, Q&A-4, with respect to the transactions contemplated by this Agreement. The Company shall remain solely responsible for all worker’s compensation claims of any Employees (or Former Employees), agents or “leased” employees of the Company which relate to events occurring prior to the Closing. The Company shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.

37 6.11. Change of Company Name. As of Closing, the Company will terminate all doing business as designations that include “First Watch” or any similar designation and provide evidence of such name change and terminations to Purchaser. 6.12. Updates to Disclosure Schedule. From time to time prior to the Closing, the Company shall supplement or amend with reasonable frequency the information contained in the Schedules to this Agreement solely with respect to any matter hereafter arising or occurring which, if existing or occurring on or before the date of this Agreement, would have been required to be set forth in such Schedule (each, an “Intervening Event”). In addition: (a) Company shall provide a complete update of the Schedules on or about January 31, 2025, and again at Closing; and (b) shall on a monthly basis provide a written update of any material changes to the Schedules, with a corresponding supplement or amendment to follow within five (5) days if requested by Purchaser. Any such supplement or amendment delivered pursuant to this Section shall in no event be the basis for a claim that any representation or warranty is inaccurate or has been breached for purposes of Section 9.2, but such supplement or amendment may provide a basis for the Purchaser to terminate this Agreement pursuant to Section 10.1 to the extent provided therein. ARTICLE VII CONDITIONS TO CLOSING & CLOSING 7.1. Conditions for the Purchaser. Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Purchaser to complete the closing of the transactions contemplated by this Agreement (the “Transactions”) shall be subject to the satisfaction or waiver by the Purchaser of the following conditions: (a) All the terms, covenants and conditions of this Agreement to be complied with or performed or satisfied by the Owner and the Company shall have been complied with or performed or satisfied on or prior to the Closing. (b) The representations and warranties of the Owner and the Company herein shall be true and correct in all respects on the date of this Agreement and on the Closing (except to the extent such representations and warranties specifically relate to an earlier date in which case such representations and warranties shall be true and correct on such earlier date). (c) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Transactions illegal or otherwise restraining or prohibiting consummation of such Transactions. (d) The Owner and the Company shall have made or stand willing to make all the deliveries required under ARTICLE VIII. (e) The Purchaser is satisfied, in its sole discretion, with its due diligence review of all Purchased Assets and the Business, including but not limited to due diligence obtained in any title report, title commitment, survey or environmental study performed on any of the real estate subject to the Real Estate Agreements.

38 (f) The Company shall have obtained all the consents, waivers and estoppels necessary to consummate the Transactions, including but not limited to any consents required with respect to the Real Estate Agreements. (g) If the Company, Owner or any of their respective affiliates have provided a guaranty with respect to any Real Estate Agreement and the landlord will not consent to the assignment of the Real Estate Agreement unless such guaranty remains in effect, the applicable party or parties shall have agreed in writing to keep such guaranty in place and the Purchaser shall provide such party or parties an indemnity agreement as to facilitate and effectuate the intent of this Agreement. (h) The Company shall provide the Purchaser at the Closing a certificate in form and substance satisfactory to the Purchaser, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding under Section 1445 of the Code and specifying that the Company is not a non-U.S. Person. (i) Since January 1, 2023, there shall have been no change, circumstance, effect, event or fact, individually or in the aggregate, that has or could reasonably be expected to have a Material Adverse Effect. (j) All of the Real Estate Agreements shall be in full force and effect as of the Closing. (k) The Purchaser shall have obtained all Permits necessary for the Purchaser to operate the Purchased Assets. (l) The Purchaser shall have entered into an employment arrangement with such Employees as the Purchaser shall determine, for their employment with the Purchaser upon such terms and conditions as shall be mutually-agreed. (m) The Company shall have completed development of the Under Development Restaurant in the ordinary course and in accordance with existing obligations, plans, and agreements, and the Under Development Restaurant shall have opened and commenced operations by February 1, 2025. (n) The Company shall have met within a 2.5% margin or exceeded the Target Metrics from and after the Effective Date. (o) The Company shall have made all reasonable repairs identified by First Watch during the Inspection Period. (p) At least three business days prior to Closing, the Company shall have delivered original liquor licenses for the Restaurants located in the State of South Carolina, which shall have been replaced by copies of the same where the liquor licenses were posted in the Restaurants. 7.2. Conditions for Owner and the Company. Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Owner and the Company to complete the

39 closing of the Transaction shall be subject to the satisfaction or waiver by the Owner and the Company of the following conditions: (a) All the terms, covenants and conditions of this Agreement to be complied with or performed or satisfied by the Purchaser shall have been complied with or performed or satisfied on or prior to the Closing. (b) The representations and warranties of the Purchaser set forth herein shall be true and correct in all respects on the date of this Agreement and on the Closing (except to the extent such representations and warranties specifically relate to an earlier date in which case such representations and warranties shall be true and correct on such earlier date). (c) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Transactions illegal or otherwise restraining or prohibiting consummation of such Transactions. (d) The Purchaser shall have paid or stand willing to pay the Purchase Price as provided in Section 2.9 and pursuant to Section 8.2. (e) The Purchaser shall have made or stand willing to make all the deliveries required under ARTICLE VIII. 7.3. Closing. Subject to the satisfaction or waiver of the conditions of Closing set forth in Section 7.1 and Section 7.2, the closing of the Transactions (the “Closing”) shall take place at some point between March 17, 2025, and April 14, 2025, or such other date as otherwise mutually agreed upon by the Purchaser, Owner and the Company. The parties agree that the Closing shall be by electronic exchange of the documents and funds transfer. The time and date as of which the Transactions shall be deemed effective shall be 12:01 a.m. EDT on the Closing. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of North Carolina are authorized or obligated to close under applicable Laws. ARTICLE VIII DELIVERIES 8.1. Deliveries by the Company. On the date of Closing, the Company shall deliver or cause to be delivered to the Purchaser: (a) A certificate of the Company, dated the day of Closing and duly executed by the Company, certifying as to (i) certified copies of the Articles of Incorporation or Articles of Organization of the Company, as amended, certified not more than twenty-one (21) days prior to the Closing; (ii) a copy of the By-Laws, Operating Agreement or similar agreement of the Company, as amended, in effect as of Closing; (iii) a copy of the authoring resolutions of the Company and of the Owner authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated in this Agreement; and (iv) a copy of a good standing certificate for the Company issued by the Secretary of State of the Company’s jurisdiction of formation dated within ten (10) days of the date of Closing;

40 (b) A certificate for the Company, dated the day of Closing and duly executed by the Company, certifying that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been satisfied; (c) All necessary third-party consents (including, without limitation, consents required under each of the Real Estate Agreements) necessary for the assignment of the Purchased Contracts from the Company to the Purchaser and the consummation of the transactions contemplated in this Agreement; (d) An assignment, assumption, consent and amendment, if applicable, estoppel certificate, and subordination and nondisturbance agreement with respect to each of the Real Estate Agreements (the “Lease Assignments”) substantially in the form of Exhibit A and satisfactory to the Purchaser and executed by the Purchaser and the landlords under the Real Estate Agreements, and the Company shall have paid all fees related to or arising out of such Lease Assignments; (e) A Bill of Sale substantially in the form of Exhibit B (the “Bill of Sale”), duly executed by the Company; (f) An Assignment and Assumption Agreement substantially in the form of Exhibit C (the “Assignment and Assumption Agreement”), duly executed by the Company; (g) An Escrow Agreement as mutually negotiated by the Escrow Agent, the Company and the Purchaser (the “Escrow Agreement”), duly executed by the Company; (h) All instruments and documents necessary to release any and all Liens on the Purchased Assets, including appropriate UCC financing statement amendments (termination statements); (i) Such other instruments of assignment, certificates of title and other conveyance documents, dated the day of Closing, as may be necessary to transfer to the Purchaser all of the right, title and interest of the Company in and to the Purchased Assets, free and clear of all Liens, together with possession of the Purchased Assets; (j) Clearance certificates or similar documents required by any applicable state taxing authority in order to relieve the Purchaser of any obligation to withhold any portion of the Purchase Price; (k) An executed Voluntary Termination of Agreements (“Voluntary Termination”), which terminates the franchise-related agreements between the Company and First Watch Franchise Development, Co. satisfactory to the Purchaser; (l) A Management Agreement as mutually negotiated by the Company and the Purchaser relating to the transitioning of each Liquor License for the Restaurants located in North Carolina (the “Management Agreement”), duly executed by the Company; (m) Completed IRS Form W-9 for the Company; (n) The Target Drawer Cash;

41 (o) Food inventory for each Restaurant having a value as of the Closing as is typically held in the Ordinary Course of Business, but in no event less than Eight Thousand Dollars ($8,000.00) for each Restaurant (the “Minimum Inventory Value”); (p) The Closing Statement; and (q) The following for the Company dated as of and current through Closing, with the understanding that these may not be available until after the Closing, and will be delivered as quickly as possible after the Closing: (i) Closing Trial Balance; (ii) Closing Balance Sheet; and (iii) Closing Income Statement. 8.2. Deliveries by the Purchaser. On the date of Closing, the Purchaser shall deliver or cause to be delivered to the Company: (a) The Closing Payment, which amount shall be payable on the day of Closing by wire transfer of immediately available funds to an account, which shall be designated by the Representative no later than two (2) Business Days prior to the Closing; (b) The Closing Statement executed by the Purchaser; (c) A certificate, dated the day of Closing, duly executed by the Purchaser, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied; (d) The Assignment and Assumption Agreement, duly executed by the Purchaser; (e) All Lease Assignments, duly executed by the Purchaser; (f) The Escrow Agreement, duly executed by the Purchaser; (g) The Management Agreement, duly executed by the Purchaser; and (h) The Voluntary Termination, duly executed by First Watch Franchise Development, Co. ARTICLE IX SURVIVAL; INDEMNIFICATION; REPRESENTATIVE 9.1. Survival. (a) Except as set forth below, the representations and warranties in this Agreement shall survive until eighteen (18) months following the Closing (the “Release Date”). On the Release Date, the representations and warranties in this Agreement shall expire and be of no further force or effect, except that if within such period of time the indemnified party gives the

42 indemnifying party written notice of a claim for breach thereof describing in reasonable detail the nature and basis of such claim, then such claim shall survive until the earlier of resolution of such claim or expiration of the applicable statute of limitations; provided, however, (i) the representations and warranties in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 4.1, Section 4.2, Section 4.6, Section 4.13 and Section 4.25 shall survive indefinitely, and (ii) the representations and warranties in Section 4.4 Section 4.10, Section 4.15, Section 4.16, and Section 4.29 shall survive until ninety (90) days after the expiration of all applicable statute of limitations relating to such representations and warranties. The representations contained in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 4.1, Section 4.2, Section 4.4, Section 4.6, Section 4.13, Section 4.17 and Section 4.25 are referred to herein as the “Fundamental Representations.” (b) The covenants and agreements in this Agreement shall survive until performed. 9.2. Indemnification. (a) The Company and the Owner shall jointly and severally defend, indemnify and hold harmless the Purchaser and its officers, directors, agents representatives and Affiliates (the “Purchaser Indemnitees”) from and against any and all losses, costs, damages, liabilities, claims, penalties, fines, judgments, awards, settlements, fees and expenses, including reasonable attorneys’ fees and expenses and costs of investigation and enforcing and rights on indemnification hereunder (“Damages”) incurred by the Purchaser Indemnitees arising out of or resulting from: (i) any inaccuracy in or breach by the Owner or the Company of its representations and warranties made under this Agreement (including any Schedule attached hereto) or any certificate or instrument delivery by or on behalf of the Owner or the Company pursuant to this Agreement; (ii) any breach by the Owner or the Company of any covenant or agreement made under this Agreement (including any Schedule attached hereto); (iii) any claim or Damages related to the Excluded Assets or the Excluded Contracts; (iv) any Excluded Liability; (v) the employment or termination of employment by the Company of any Employee; or (vi) the operation of the Business or ownership of the Purchased Assets prior to the Closing. (b) From and after the Closing, the Purchaser shall defend, indemnify and hold harmless the Company and its officers, directors, agents, representatives and Affiliates (“Owner

43 Indemnitees”) from and against any and all Damages incurred by Owner Indemnitees arising out of or resulting from: (i) any inaccuracy in or breach by the Purchaser of its representations and warranties made under this Agreement (including any Schedule attached hereto) or any certificate or instrument delivery by or on behalf of the Purchaser pursuant to this Agreement; (ii) any breach by the Purchaser of any covenant or agreement made under this Agreement (including any Schedule attached hereto); (iii) any Assumed Liability; or (iv) the ownership of the Purchased Assets and operation of the Business from and after the Closing. 9.3. Procedures. (a) The indemnified party shall give prompt written notice to the indemnifying party of any demand, suit, claim or assertion of liability by third parties that is subject to indemnification hereunder (a “Claim”), but a failure to give such notice or delaying such notice shall not affect the indemnified party’s rights or the indemnifying party’s obligations except to the extent the indemnifying party’s ability to remedy, contest, defend or settle with respect to such Claim is thereby prejudiced and provided that such notice is given within the time period described in Section 9.1. (b) The indemnifying party shall have the right to undertake the defense or opposition to such Claim with counsel selected by it; provided that the indemnifying party shall not have the right to defend or direct the defense of any such Claim that (i) is asserted directly by or on behalf of a Person that is a supplier or vendor of the Company or (ii) seeks an injunction or other equitable relief against the indemnified party. In the event that the indemnifying party does not undertake such defense or opposition in a timely manner, the indemnified party may undertake the defense, opposition, compromise or settlement of such Claim with counsel selected by it at the indemnifying party’s cost (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof). (c) Anything herein to the contrary notwithstanding: (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim; provided that if in the reasonable opinion of counsel to the indemnified party, (A) there are legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or (B) there exists a conflict of interest between the indemnifying party and the indemnified party that cannot be waived, the indemnifying party shall be liable for the reasonable fees and expenses of counsel to the

44 indemnified party in each jurisdiction for which the indemnified party reasonably determines that counsel is required; (ii) the indemnifying party shall not, without the indemnified party’s written consent, settle or compromise any Claim or consent to entry of any judgment; and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel concerning such Claim and the indemnifying party and the indemnified party and their respective counsel shall cooperate in good faith with respect to such Claim. 9.4. Limitations. (a) Other than with respect to breaches of Fundamental Representations and/or claims arising from fraud or intentional conduct which shall not be subject to the limitation set forth in this Section 9.4(b), neither the Company nor the Owner shall have the obligation to indemnify the Purchaser for Damages pursuant to Section 9.2(a)(i) exceeding the Purchase Price. (b) For purposes of this ARTICLE IX, any inaccuracy in or breach of any representation or warranty or the calculation of any related indemnifiable Damage shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty or covenant. (c) For the avoidance of doubt, in the event that the Company is liable to the Purchaser Indemnitees for Damages under this ARTICLE IX, such Purchaser Indemnitee shall not be obligated to proceed directly against the Company or the Owner. (d) The representations, warranties and covenants of the indemnifying party, and the indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the indemnified party (including by any of its representatives) or by reason of the fact that the indemnified party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the indemnified party’s waiver of any condition set forth in Section 7.1 or Section 7.2, as the case may be. 9.5. The Owner’s and the Company’s Representative. The Owner and the Company hereby appoint Vernon Keith Sullins as their agent and representative (the “Representative”) for the purposes of acting for and binding for all purposes of this Agreement, any Ancillary Agreement or any agreement, certificate, instrument or other document executed pursuant hereto or in connection herewith, including, without limitation: (a) Amending, restating, supplementing, terminating or otherwise modifying this Agreement, any Ancillary Agreement or any agreement, certificate, instrument or other document executed pursuant hereto or in connection herewith;

45 (b) Allocating the Purchase Price in accordance with the terms and conditions set forth in Section 2.13; (c) Settling any controversies or disagreements between the Purchaser and any or all of the Company hereunder or under any Ancillary Agreement, agreement, certificate, instrument or other document executed pursuant hereto or in connection herewith; (d) Receiving or giving any notices to or from any or all of the Company or under any Ancillary Agreement, agreement, certificate, instrument or other document executed pursuant hereto or in connection herewith; (e) Communicating on behalf of any or all of the Company with the Purchaser as to any matters relating to this Agreement, any Ancillary Agreement or any agreement, certificate, instrument or other document executed pursuant hereto or in connection herewith. In the event the appointed Representative is unable, unwilling or unavailable to serve as the Representative, the Company shall appoint a successor Representative, but such appointment shall not be effective until such successor Representative agrees in writing to accept such appointment and written notice of the selection of such successor Representative is provided to the Purchaser. If a successor Representative is not appointed within thirty (30) days after the Representative’s inability, unwillingness or unavailability to serve or because notice of such appointment has not been provided to the Purchaser, each of the parties hereto will have a right to petition any court of competent jurisdiction for the appointment of a successor Representative. The Purchaser shall be entitled presumptively to rely without further inquiry upon all acts of, and communications from the Representative as being the authorized actions and communications of the Representative as approved by the Owner and/or the Company, as applicable. The Owner and the Company hereby further agree to jointly and severally indemnify and hold harmless the Representative from any and all loss or damage on account of any and all actions taken by the Representative under the provisions of this Section 9.5. 9.6. Purchase Price Adjustment. The Purchaser and the Company agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law. ARTICLE X DEFAULT AND TERMINATION 10.1. Termination. (a) Termination by the Purchaser or the Company. This Agreement may be terminated prior to Closing by the Purchaser or by the Representative on behalf of the Company and the Owner, upon written notice to the other party upon the occurrence of any of the following: (i) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and

46 such order, decree, ruling or other action shall have become final and nonappealable; (ii) if the non-terminating party is in material breach of this Agreement and such breach has been neither cured within the cure period after receiving written notice of such breach nor waived by the terminating party; (iii) if the Closing has not occurred by June 2, 2025 (the “Drop Dead Date”), unless such failure of consummation is due to the failure of the party seeking such termination to perform or observe the covenants and agreements hereof to be performed or observed by such party; provided, the parties hereto can mutually agree in writing to extend the Drop Dead Date. (b) Mutual Agreement. This Agreement may be terminated by written consent of the Purchaser and the Representative. 10.2. Default. If any party believes the other party to be in breach or default of this Agreement, the non-defaulting party shall, prior to exercising its right to terminate under Section 10.1, provide the defaulting party with notice specifying in reasonable detail the nature of such breach or default. The defaulting party shall have ten (10) Business Days from receipt of such notice to cure such default; provided, that if the breach or default is due to no fault of the defaulting party and is not capable of cure within such ten (10) Business Day period, the cure period shall be extended for as long as the defaulting party is diligently and in good faith attempting to effectuate a cure. 10.3. Effect of Termination. In the event of termination of this Agreement pursuant to this ARTICLE X, this Agreement (other than Section 6.5 (Confidentiality), Section 12.1 (Expenses), Section 12.8 (Governing Law and Jurisdiction), and Section 12.15 (Waiver of Jury Trial) which shall remain in full force and effect) shall forthwith become null and void, and no party hereto (nor any of their respective Affiliates, directors, officers or employees) shall have any liability or further obligation, except as provided in this ARTICLE X; provided, nothing in this Section shall relieve any party from liability for any breach or default of this Agreement. ARTICLE XI TAX MATTERS 11.1. Taxes. The Company shall pay all Taxes and file all documentation and Tax Returns that the Company are required to file for all taxable periods (or portions thereof) through the Closing, including, but not limited to, (i) all Transfer Taxes with respect to the transactions contemplated under this Agreement and (ii) all property and ad valorem Taxes with respect to the Purchased Assets if the lien or assessment date arises prior to the Closing irrespective of the reporting and payment dates of such Taxes. Any release of funds as set forth in ARTICLE II is expressly conditioned on the Company providing to Purchaser documentation evidencing that the Company has satisfied all of their respective obligations under this ARTICLE XI, including, but not limited to, evidencing that the Company has paid all Taxes and have filed all documentation

47 and Tax Returns the Company are required to file for all taxable periods (or portions thereof) through the Closing, including, but not limited to, all Transfer Taxes with respect to the transactions contemplated under this Agreement. 11.2. Prorations. Any real property taxes, personal property taxes, or ad valorem obligations and similar recurring Taxes and fees on the Purchased Assets for taxable periods beginning before, and ending after, the Closing, shall be prorated between the Purchaser and the Company as of the Closing. The Company shall be responsible for all such Taxes and fees on the Purchased Assets accruing during any period up to the Closing. The Purchaser shall be responsible for all such Taxes and fees on the Purchased Assets accruing during any period from and after the Closing. With respect to Taxes described in this Section 11.2, the Company shall timely file all Tax Returns due before the Closing with respect to such Taxes and the Purchaser shall prepare and timely file all Tax Returns due after the Closing with respect to such Taxes. If one party remits to the appropriate Governmental Authority payment for Taxes, which are subject to proration under this Section 11.2, and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes. 11.3. Cooperation on Tax Matters. The Purchaser and the Company shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, and for the prosecution or defense of any suit or other proceeding relating to Tax matters. 11.4. Tax Clearance Certificates. In addition to the Company’s pre-Closing obligation to notify all applicable taxing authorities of the transactions contemplated by this Agreement and obtain any available Tax Clearance Certificates, the Company will coordinate with such taxing authorities to obtain any Tax Clearance Certificates that are available post-Closing and take all commercially reasonable actions requested by Purchaser to obtain any such Tax Clearance Certificates and to ensure that after Closing that Purchaser has no liability for any of the Company’s Tax Liabilities, successor liability, or Tax Liabilities that arise from the consummation of the transactions contemplated in this Agreement. If any taxing authority asserts that the Company is liable for any Tax, the Company shall promptly pay any and all such amounts and shall provide evidence to the Purchaser that such liabilities have been paid in full or otherwise satisfied. ARTICLE XII MISCELLANEOUS 12.1. Expenses. Each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement. 12.2. Further Assurances. After the Closing, each party shall from time to time, at the reasonable request of another party and without further cost or expense to another party, execute and deliver such other instruments of conveyance and assumption and take such other actions as

48 may reasonably be requested in order to more effectively consummate the transactions contemplated hereby. 12.3. Notices. Any notice pursuant to this Agreement shall be in writing and shall be deemed delivered on the date of personal delivery or confirmed facsimile transmission or confirmed delivery by a nationally recognized overnight courier service, and shall be addressed as follows (or to such other address as any party may request by written notice): If to the Owner or the Company: Houston Pizza Venture, LP 13910 Champion Forest Drive Suite #201 Houston Texas 77069 Attn: Jon Schneider Email: jon@pjadmin.com With a copy to: Franzoni, Nelson, & Robinett, PLLC 25329 Budde Road, Suite 704 The Woodlands, Texas 77380 Attn: F. Royce Franzoni IV Email: royce@FNR.law If to the Purchaser: First Watch Restaurants, Inc. 8725 Pendery Place, Suite 201 Bradenton, Florida 34201 Attn: Jay Wolszczak, Esq. Email: jwolszczak@firstwatch.com With a copy to: Bricker Graydon LLP 312 Walnut Street, Suite 1800 Cincinnati, Ohio 45202 Attn: Lisa C. Diedrichs E-mail: ldiedrichs@brickergraydon.com 12.4. Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement. 12.5. Entire Agreement. This Agreement (including the Ancillary Agreements, Schedules and Exhibits hereto) constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings with respect to the subject matter hereof. No party makes any representation or warranty with respect to the transactions contemplated by this Agreement except as expressly set forth in this Agreement. 12.6. Severability. If any court or Governmental Authority holds any provision in this Agreement invalid, illegal or unenforceable under any applicable Law, then, so long as no party is deprived of the benefits of this Agreement in any material respect, this Agreement shall be

49 construed with the invalid, illegal or unenforceable provision deleted and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby. 12.7. No Beneficiaries. Nothing in this Agreement expressed or implied is intended or shall be construed to give any rights to any Person other than the parties hereto and their successors and permitted assigns. 12.8. Governing Law and Jurisdiction. The construction and performance of this Agreement shall be governed by the Laws of the State of Florida without giving effect to the choice of law provisions thereof. Any Action brought and prosecuted as to all parties herein, and each of the parties hereby consents to service of process, personal jurisdiction and venue in, the state and Federal courts of general jurisdiction located in Florida. 12.9. Assignment. Neither the Owner nor the Company may assign this Agreement without the prior written consent of the Purchaser. Notwithstanding the foregoing, the Purchaser shall be permitted to (i) assign this Agreement or provide for the transfer of the Purchased Assets directly to an Affiliate or subsidiary of the Purchaser; (ii) collaterally assign its rights under this Agreement in connection with any secured loan arrangement; and (iii) following the Closing, assign this Agreement by operation of Law in connection with any merger. The terms of this Agreement shall bind and inure to the benefit of the parties’ respective successors and any permitted assigns, and no assignment shall relieve any party of any obligation or liability under this Agreement. 12.10. Neutral Construction. The Purchaser, the Owner and the Company agree that this Agreement was negotiated at arms-length and that the final terms hereof are the product of the parties’ negotiations. This Agreement shall be deemed to have been jointly and equally drafted by the Purchaser, the Owner and the Company, and the provisions hereof should not be construed against a party on the grounds that the party drafted or was more responsible for drafting the provision. The information included in the parties’ disclosures contained in this Agreement, including in the attached Schedules, is disclosed and received by each party with respect to this entire Agreement, provided such disclosures are reasonably related thereto. 12.11. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement. Delivery of executed counterpart signature pages to this Agreement by facsimile or other electronic transmission shall be effective as delivery of original counterpart signature pages to this Agreement. 12.12. Amendment. This Agreement may only be amended by the execution of an instrument in writing signed by the Purchaser and the Representative. 12.13. Announcements. No party shall disclose any information relating to the Transactions, except for such disclosures as may be required by applicable Law or to such professional advisors as may be necessary or appropriate in order to complete the Transactions, without the prior written consent of the other parties hereto; provided, however, that each party may make any disclosures it believes in good faith are required by applicable Law, regulation or

50 in accordance with any contractual, lending or investing relationship it may have. Following the Purchaser’s public announcement of its purchase of the Purchased Assets, this Section 12.13 shall prohibit only disclosure of specific material terms of this Agreement. 12.14. Remedies. Except as otherwise provided in this Agreement, all rights and remedies of each party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that party from time to time, whether under any other agreement, at Law, or in equity. The Company and the Purchaser acknowledge and agree, solely with respect to any breach of Section 6.5, Section 6.7, and/or Section 6.8, that the Purchaser would be irreparably damaged if any of the provisions of such Sections are not performed in accordance with their specific terms and that any breach of such Sections by the Owner or the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Purchaser may be entitled, at Law or in equity, it shall be entitled, after all notices have been given and cure periods expired as set forth in this Agreement, to enforce any provision of Section 6.5, Section 6.7, and/or Section 6.8, by a decree of specific performance and to temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of such Sections. 12.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. [Signature Page Follows]

19489274v14 [Seller Parties Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the Effective Date. THE COMPANY: GOOD MORNING CAROLINAS, LLC By its Manager: HPV-C. LLC /s/ V. Keith Sullins V. Keith Sullins, President OWNERS: Houston Pizza Venture LP Signature: /s/ V. Keith Sullins V. Keith Sullins, President HPV-C, LLC Signature: /s/ V. Keith Sullins V. Keith Sullins, President FV3, LLC Signature: /s/ Robert Frame Name: Robert Frame Title: Managing Member /s/ Christopher Osborn Christopher Osborn /s/ Michael White Michael White /s/ Joseph Seaman Joseph Seaman

19489274v14 [Purchaser Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the Effective Date. THE PURCHASER: FIRST WATCH RESTAURANTS, INC. By: /s/ Christopher Tomasso Christopher Tomasso President and CEO

19489274v14 SCHEDULE 1.1 DEFINITIONS “ACA” means The Patient Protection and Affordable Care Act, as amended. “Action” means any claim, demand, charge, petition, complaint, allegation, action, suit, litigation, arbitration, proceeding, inquiry, audit or investigation including whether by or in front of any Governmental Authority or otherwise. “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing. “Affiliate Transaction” has the meaning set forth in Section 4.26. “Agreement” means this Asset Purchase Agreement, including all Schedules and Exhibits hereto, as it may be amended from time to time in accordance with its terms. “Allocation Statement” has the meaning set forth in Section 2.13. “Ancillary Agreements” has the meaning set forth in Section 3.2 “Another Transaction” has the meaning set forth in Section 6.7. “Assumed Liabilities” has the meaning set forth in Section 2.3. “Benefit Plans” means all employee benefit plans, within the meaning of Section 3(3) of ERISA, and all stock purchase, stock option, stock grant, other equity compensation, severance, employment, retention, transaction bonus, change in control, benefit, collective bargaining, bonus, incentive, fringe benefit, pension, retirement, deferred compensation, retiree medical or life insurance, supplemental retirement, and other programs, policies, arrangements or agreements (including “employee welfare benefit plans” and “employee pension benefit plans”, as defined in Sections 3(1) and 3(2), respectively, of ERISA and any “specified fringe benefit plan” as defined in Section 6039D of the Code ) whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, for the benefit of current Employees or Former Employees, individual, independent contractors, officers and/or directors or their respective dependents or beneficiaries of the Company, or any of their ERISA Affiliates, sponsored, maintained or contributed to or participated in by the Company, or any of their ERISA Affiliates or with respect to which the Company has any present or future liability, contingent or otherwise.

19489274v14 “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended, including as amended or modified by the American Rescue Plan Act of 2021, as and where applicable. “Closing” has the meaning set forth in Section 7.3. “Code” means the Internal Revenue Code of 1986, as amended. “Company Indebtedness” means all of the Indebtedness of the Company as of Closing, all of which is listed on Schedule 6.9. “Company Intellectual Property” means all Intellectual Property owned or licensed by the Company that is used or held for use in connection with the Business. “Company Registered IP” has the meaning set forth in Section 4.10(a). “Confidential Information” has the meaning set forth in Section 6.5. “Contract” means any contract, purchase order, grant, purchase agreement, supply agreement, long term agreement, inter-divisional work order, lease or sublease, cooperative agreement or other nonprocurement agreement (including any cooperative research and development agreement or technology investment agreement), other transaction agreement, indenture, note, bond, mortgage, loan, instrument, lease, license (including without limitation the Intellectual Property Licenses), commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral. “COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease 2019 or COVID-19. “COVID-19 Order” means any mandate or order of a Governmental Authority (it being acknowledged that all such mandates and orders are deemed to be Laws) issued, adopted or in force (or announced to be issued, adopted or in force) regarding COVID-19, the Pandemic or the containment or mitigation of the Pandemic, including, without limitation, any of the foregoing regarding (a) any “shelter in place,” “stay home” or other restrictions on the freedom of activities of individuals, or (b) any business being restricted from operating in the ordinary course of its business. “Current Liabilities” has the meaning set forth in Section 2.4(a). “Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets, in each case whether or not in electronic form.

19489274v14 “Employee” means any individual, as of the date hereof, who is employed by the Company in connection with the Business and is set forth on Schedule 4.17(c), together with each individual who is hired by the Company in respect of the Business after the date hereof. “Environmental Laws” means any and all past and present Laws or similar requirements, approvals or standards concerning environmental, health or safety matters relating to Releases or threatened Releases of pollutants, contaminants, chemicals, toxic materials, Hazardous Materials or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata, buildings, equipment or the work place), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, Hazardous Materials or toxic or hazardous substances or wastes, or to the exposure of individuals to such materials, or to the safe operation of equipment, processes and other activities of the Company. “Environmental Permits” means all permits, authorizations, licenses, exemptions, consents, registrations or other approvals required by or pursuant to any applicable Environmental Law for the operation of the Business. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” with respect to an entity means any organization which is treated as a single employer together with the entity pursuant to Code Section 414(b), (c), (m) or (o) or ERISA Section 4001(b)(1). “Excluded Assets” has the meaning set forth in Section 2.2. “Escrow Agent” has the meaning set forth in Section 2.11. “Escrow Agreement” has the meaning set forth in Section 2.11. “Escrow Fund” has the meaning set forth in Section 2.11. “Excluded Contracts” means all Contracts to which the Company is a party other than the Purchased Contracts. “Exclusivity Period” has the meaning set forth in Section 6.7. “Final Allocation Statement” has the meaning set forth in Section 2.13. “Financial Statements” has the meaning set forth in Section 4.21. “Fixed Assets” has the meaning set forth in Section 4.6. “Former Employee” means any individual who was employed by the Company in connection with the Business but who is no longer so employed on the date hereof. “Fundamental Representations” has the meaning set forth in Section 9.1(a).

19489274v14 “Furniture and Equipment” means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by the Company in the conduct of the Business, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies. “GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied. “Gift Card Liabilities” has the meaning set forth in Section 2.7. “Governmental Authority” means any United States, federal, state or municipal entity, government and/or any political subdivision or other executive, legislative, administrative, judicial or other governmental department, commission, court, board, bureau, agency or instrumentality. “Hardware” means any and all computer and computer-related hardware, including computers, file servers, facsimile servers, scanners, color printers, laser printers and networks. “Hazardous Materials” means (i) any substance, pollutant, material or waste that is toxic, ignitable, reactive, radioactive, explosive or corrosive and/or which is now or hereafter regulated or controlled pursuant to or by any Environmental Law and/or (ii) any substance, material, pollutant or waste which is capable of causing harm to human health or safety, the environment, natural resources or property, including asbestos and asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products, by-products and constituents, mold, chlorofluorocarbons, radioactivity and radioactive materials. “Holdback Amount” has the meaning set forth in Section 2.10. “Holdback Payment Date” has the meaning set forth in Section 2.10. “Indebtedness” means (A) all liabilities in respect of borrowed amounts or extensions of credit (including bank overdrafts and advances) whether contingent, current or funded, secured or unsecured, (B) obligations of such Person evidenced by notes, bond, debentures or similar instruments, (C) Indebtedness secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed by that Person, and (D) any of the following items: (i) Any deferred capital expenditures; (ii) Outstanding capital or finance leases owed by any Person to any third party (together with all accrued interest thereon, if any); (iii) All payment obligations under interest note swap agreements, interest note hedging agreements, currency swap agreements and currency hedging agreements; (iv) Dividends, distributions or other amounts payable;

19489274v14 (v) Any deferred purchase price and liabilities incurred in connection with transferring any Asset, investment or liability to another entity prior to the Closing; and any guarantees of any of the foregoing. “Intellectual Property” means all intellectual property and intellectual property rights, including but not limited to all United States and foreign intellectual property rights, including all: (a) registered and unregistered trade names, trademarks, service marks, logos, domain names, corporate names, and other source indicators, and the goodwill associated therewith (b) issued patents and patent applications (including provisional patent applications), (c) copyright registrations, copyright applications and copyrighted works (including Software and websites, systems, networks and databases (“Systems”) and moral rights, (d) trade dress, (e) trade secrets and know how, inventions, ideas, recipes, processes, techniques, technology and confidential or proprietary information; and (f) registrations, applications, continuations, continuations-in-part, divisions, renewals, extensions, re-issues, re-examinations, foreign counterparts or the equivalent for any of the foregoing. “Intervening Event” has the meaning set forth in Section 6.12. “Intellectual Property Licenses” means (i) any grant by the Company to another Person of any license, sublicense, right, permission, consent or non-assertion relating to or under any Purchased Intellectual Property, and (ii) any grant by another Person to the Company of any license, sublicense, right, permission, consent or non-assertion relating to or under any Intellectual Property owned by a third Person. “IRS” means the Internal Revenue Service. “IT Assets” means Software, Systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the Business. “Knowledge” means with respect to a Person the actual knowledge of a particular fact or other matter and the knowledge that each Person would reasonably be expected to obtain in the course of diligently performing his or her duties. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, manager, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter. “Lease Assignments” has the meaning set forth in Section 8.1(e). “Law” means any law (including common law), statute, regulation, ordinance, rule, administrative guidance, order, decree, judgment, consent decree or governmental requirement enacted, promulgated, entered into or imposed by any Governmental Authority. “Liability” means any debt, Loss, adverse claim or liability (in each case, whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or

19489274v14 unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto. “Lien” means any charge, claim, encumbrance, easement, right of way, property interest, equitable interest, lien, mortgage, option, pledge, possessory interest, right of first refusal, conditional sale or other title retention rights, defects in title, encroachments or restrictions, burdens or adverse claim of any kind and description, including any restriction on use or exercise of any other attribute of ownership. “Material Adverse Effect” means any change, effect, or circumstance (i) that is, or would reasonably be expected to be, materially adverse to the business, assets, operations, or financial condition of the Company taken as a whole or (ii) that materially and adversely affects the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby. “Material Contracts” has the meaning set forth in Section 4.7. “Neutral Arbitrator” has the meaning set forth in Section 2.13. “Ordinary Course of Business” means the ordinary course of business of the Company consistent with past custom and practice (including with respect to quantity and frequency). “Outside Agreement Date” has the meaning set forth in Section 2.13. “Pandemic” means the outbreak of COVID-19. “Pandemic-Relief Debt” means any indebtedness incurred in connection with any Law or program involving any Governmental Authority providing or expanding any loan, guaranty, investment, participation, grant, program or other assistance in response to or to provide relief for the Pandemic, including, without limitation, any PPP Loan, any U.S. Small Business Administration Economic Injury Disaster Loan, any loan under the Main Street Lending Program announced by the U.S. Department of Treasury and Board of Governors of the Federal Reserve, grant from the United States Department of Health and Human Services pursuant to the Provider Relief Fund, or any other similar federal, state or local Governmental Authority program. “Pandemic-Relief Debt Documentation” means as to any Pandemic-Relief Debt (i) all documents, instruments and agreements evidencing or related to such Pandemic-Relief Debt, any collateral provided in respect thereof or any indemnity and/or hold-harmless agreement related thereto, (ii) applicable Law governing such Pandemic-Relief Debt or that require certain action or inaction as a result of incurring such Pandemic-Relief Debt or the forgiveness thereof (including, without limitation, the requirement prohibiting the deferral of any employer’s portion of Social Security Taxes pursuant to Section 2302 of the CARES Act or the requirement prohibiting the claiming of any Employee Retention Credit under Section 2301 of the CARES Act), (iii) all applications (and all attachments, exhibits, addenda the like with respect thereto, including without limitation, information with respect to affiliation), submissions, reports, or other documentation (including, without limitation, payroll documentation and affiliation documentation) provided by or on behalf of a Seller to any lender, lender agent or Governmental Authority in connection with

19489274v14 applying for, obtaining, using the proceeds of, or seeking forgiveness of such Pandemic-Relief Debt. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any department, agency or political subdivision thereof. “Permits” has the meaning set forth in Section 4.11. “Person” means any individual, corporation, partnership, association, limited liability company, trust, governmental or quasi-governmental authority or body or other entity or organization. “Personal Information” means information that, alone or in combination with other information, allows the identification of an individual or can be used to contact an individual, or serve advertisements to an individual, including name; Social Security number; government- issued identification numbers; protected health information; health or medical information, including health insurance information; financial account information; passport numbers; user names/email addresses in combination with a password or security code that would allow access to an online account; unique biometric identifiers; employee ID numbers; date of birth; digital signature; and Internet Protocol (IP) addresses. “PPP Loan” means any loans issued pursuant to the U.S. Small Business Administration’s Paycheck Protection Program available to certain eligible applicants pursuant to section 1102 and 1106 of the CARES Act, including any rules or regulations promulgated thereunder and, in each case, as amended from time to time. “PPP Specified Forgivable Uses” means uses of proceeds of an PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act (including, without limitation, PPP Payroll Costs). “Privacy and Security Requirements” means, to the extent applicable to the Company, (a) all Laws regulating the collection, use, sharing or protection of Personal Information, all Laws related to faxes, telemarketing and text messaging, and all Laws related to breach notification; (b) all Contracts between the Company and any Person that are applicable to the collection, use, sharing or protection of Personal Information; and (c) the Company’s internal information security procedures, including all data back-up and contingency plans. “Purchase Price” has the meaning set forth in Section 2.9. “Purchased Assets” has the meaning set forth in Section 2.1. “Purchased Contracts” has the meaning set forth in Section 2.1(f). “Purchased Intellectual Property” means all Intellectual Property owned by the Company related to or used in connection with the Business. “Real Estate Agreements” has the meaning set forth in Section 4.14.

19489274v14 “Related Party” has the meaning set forth in Section 4.26. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or other property. “Schedules” means the schedules attached to this Agreement and forming part of this Agreement. “Security Breach” means security breach or breach of Personal Information under applicable Laws. “Security Incident” means any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of information (including Personal Information) or interference with system operations of IT Assets. “Software” means any and all computer software, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, including, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all documentation including user manuals and other training documentation related to any of the foregoing. “Target Drawer Cash” means $1,500 for each Restaurant. “Tax” or “Taxes” mean all federal, state, local or foreign taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, capital stock, capital gains, net proceeds, ad valorem, alternative or add-on minimum, turnover, real, personal and other property (tangible and intangible), estimated, withholding, good and services, license, sales, use, franchise, excise, escheat, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, unitary, severance and employees’ income withholding, employment, payroll, unemployment and Social Security taxes, duties, assessments and charges (including the recapture of any tax items such as investment tax credits), which are imposed by any Governmental Authority, including any interest, penalties, fines, related liabilities or additions to tax related thereto imposed by any Governmental Authority (including any interest or penalties with respect to such Taxes). “Tax Return” means all returns, reports, declaration, or other information of or with respect to Taxes required to be filed with any Governmental Authority or depository, including any attached Schedules, and including any information return, amended return, claim for refund, or declaration of estimated Tax, and also including any statements furnished, or required to be furnished, to a Person for whom such a Tax Return is filed, or required to be filed. “Transfer Taxes” means any and all applicable sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, gross receipts, registration, duty or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount

19489274v14 imposed) as levied by any Governmental Authority in connection with the transactions contemplated by this Agreement. “UCC” means the Uniform Commercial Code as in effect in the State of Florida. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “Vendor Information” has the meaning set forth in Section 4.8. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Law.

19489274v14 SCHEDULE A RESTAURANTS 558 Matthews Township 553 Providence Farms 583 Fort Mill 589 Concord Mills 603 Simpsonville 620 Huntersville 621 South Park 7635 Steele Creek 7637 Mooresville 7645 Woodruff Road 7705 Hickory 7643 Ballantyne 7706 Riverbend 7707 Harbison Blvd Rock Hill Also, Taylers is under development but shall be opened on or before February 1, 2025.

19489274v14 EXHIBIT A FORM OF LEASE ASSIGNMENT AMENDMENT, ASSIGNMENT AND CONSENT AGREEMENT THIS AMENDMENT, ASSIGNMENT AND CONSENT AGREEMENT (this “Agreement”) is entered into as of the _____ day of _____________, 2023, by and among _________________, a _________________ (“Landlord”), _________________, a _________________ (“Assignor”), and FIRST WATCH RESTAURANTS, INC., a Florida corporation (“Assignee”). Recitals A. Landlord and Assignor are parties to that certain ____________ dated ____________ between Landlord and Assignor, as amended by that certain [LIST OF AMENDMENTS] (together with any and all exhibits, addenda, assignments, amendments and modifications thereto, the “Lease”), for the lease of certain space located at _______________________________, as more particularly described in the Lease (the “Premises”); and B. Assignor desires to assign all of its rights, title and interest in and to the Lease to Assignee and Assignee desires to accept the assignment of all of Assignor’s rights, title and interest in the Lease and Landlord desires to consent to the assignment by Assignor and the assumption by Assignee, subject to the terms hereinafter stated. NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows: 1. Assignment and Assumption. Effective as of the date of the Closing (as hereinafter defined) (the “Effective Date”), Assignor does hereby assign, transfer, and set over unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to, and obligations and liabilities arising on and after the Effective Date under, the Lease. Subject to the terms of this Agreement, Assignee, for itself and its successors and assigns, hereby assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of the Tenant under the Lease which accrue under the Lease on or after the Effective Date. Landlord hereby consents to such assignment of all such rights, title and interest to Assignee. 2. Status. Assignor and Landlord hereby certify, represent and warrant to Assignee that: (a) the Lease as specifically identified above represent the complete documentation related to the Lease and the same has not in any way been assigned, amended or modified by a document not listed above; (b) Landlord is the current landlord under the Lease; (c) the Lease is presently in full force and effect according to its terms; (d) neither Assignor nor Landlord is in default under the Lease nor does any state of facts exist which with the passage of time or the giving of notice, or both, could constitute a default by Assignor or Landlord under the Lease; (e) the opening date [REPLACE WITH DEFINED TERM, IF APPLICABLE] under the Lease occurred on [DATE] (f) the current term of the Lease expires on [DATE]; (g) there are [__] (__) renewal options of [__] (__) years each remaining under the terms of the Lease; (h) the current monthly Minimum Rent payable under the Lease is $[NUMBER], the current Percentage Rent payable under the Lease is $[NUMBER], and the current monthly payment payable under the Lease on account of operating expenses is $[NUMBER] and real estate taxes is $[NUMBER]; (i) Landlord is not holding a security deposit pursuant to the Lease; and (j) there are no exclusives or use restrictions affecting the Premises except as expressly identified in the Lease. Landlord further certifies, represents and warrants to Assignee that Landlord is the fee simple owner of the property constituting the Premises. 3. Indemnity. Assignee agrees to indemnify and hold harmless Assignor from and against any damages, costs or expenses asserted against or incurred by Assignor by reason of the failure of Assignee to pay, perform and discharge all of the obligations and liabilities which accrue under the Lease and are applicable to the period on or after the Effective Date. Assignor agrees to indemnify and hold harmless Assignee from and against any damages, costs or expenses asserted against or incurred by Assignee by reason of the failure of Assignor

19489274v14 to pay, perform and discharge all of the obligations and liabilities which accrued under the Lease and were applicable to the period prior to the Effective Date; provided, however, Assignor’s and Assignee’s respective indemnification obligations under this paragraph shall not exceed such indemnification obligations as set forth in that certain Asset Purchase Agreement dated , 2023 by and among ________, Assignor, and Assignee. 4. Amendments to Lease. The Lease is amended as follows, effective as of the Effective Date: a. … 5. Acknowledgment. Notwithstanding any provision of the Lease to the contrary, Landlord hereby acknowledges and agrees that any exclusives rights, patio rights, options to renew, and other rights of Tenant set forth in the Lease as pertaining to Assignor shall remain in full force and effect on and after the Effective Date. 6. Year-End Reconciliation. Assignor and Assignee agree that in the event that the year-end reconciliation of common area expenses, taxes, and insurance applicable to the year 2022 or 2023 results in a credit balance or an amount due, Assignee shall be responsible to pay to Landlord any amount owed and Assignee shall be entitled to receive any credit for any credit balance. 7. SNDA. Simultaneously with execution of this Agreement, Landlord shall deliver to Assignee a subordination, nondisturbance and attornment agreement in recordable form reasonably acceptable to Assignee expressly running to the benefit of Assignee from every ground lessor, mortgagee or holder of a deed of trust encumbering the Shopping Center, if any, as of the date hereof. 8. Notices. The parties acknowledge that to the extent notice is required under this Agreement or the Lease, notice shall be given by the delivery methods provided in the Lease to the following addresses: If to Assignor: ________________ ________________ ________________ If to Landlord: As set forth in the Lease. If to Assignee: First Watch Restaurants, Inc. 8725 Pendery Place, Suite 201 Bradenton, Florida 34201 Attn: Lease Administrator With a copy to: Bricker Graydon LLP 312 Walnut Street, Suite 1800 Cincinnati, Ohio 45202 Attn: Jennifer P. Patsy 9. Definitions. Unless otherwise defined in this Agreement, all defined terms shall have the same meanings given them in the Lease. 10. Contingency. This Agreement is contingent upon the closing of Assignee’s purchase of Assignor’s restaurant located at the Premises (the “Closing”). In the event that the Closing does not occur for any reason, this Agreement shall be null and void. Assignee shall provide Landlord with written notice of the consummation of such assignment within fifteen (15) days after the Effective Date.

19489274v14 11. Conflicts. Should there be any conflicts between the terms and conditions of this Agreement and the Lease, the terms of this Agreement shall prevail. 12. No Further Consideration. Landlord expressly agrees and acknowledges that no consideration is due Landlord, under the Lease or otherwise, pursuant to the transaction underlying this Agreement between Assignor and Assignee. 13. Guaranty. ________________ being the sole guarantor under the Lease is hereby released and relieved of its obligation pursuant its guaranty of the Lease as of the Effective Date. 14. Ratification. Except as herein modified, the Lease is ratified and confirmed and shall remain in full force and effect. 15. Authority. Each of Landlord, Assignor, and Assignee (“Representing Party”) makes the following representations to the other parties hereto: (i) such Representing Party has the power to enter into this Agreement and to perform its obligations hereunder, and by proper resolution, the signatory hereto has been duly authorized to execute and deliver this Agreement; and (ii) the execution, delivery, and performance of this Agreement and the Lease does not conflict with or will result in a violation or breach of, or default under such Representing Party’s articles of incorporation or bylaws, or partnership or operating agreements, as amended, or any indenture, mortgage, note, security agreement, or other agreement or instrument to which the Representing Party is a party or by which it is bound. 16. Counterpart Signatures. This Agreement may be executed in one or more counterparts and by electronic signature, including emailed and faxed counterparts. Each counterpart exchanged and delivered by electronic transmission shall be deemed an original and all counterparts shall constitute one and the same instrument. [SIGNATURES FOLLOW]

19489274v14 [Assignor Signature Page to Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, but effective as of the Effective Date. ASSIGNOR: _______________________ By: Print Name: Title:

19489274v14 [Assignee Signature Page to Agreement] ASSIGNEE: FIRST WATCH RESTAURANTS, INC. By: Print Name: Title: And By: Print Name: Title: [Landlord Signature Page to Agreement] LANDLORD: _______________________ By: Print Name: Title:

19489274v14 EXHIBIT B FORM OF BILL OF SALE This BILL OF SALE (this “Bill of Sale”) is made and delivered this __ day of ______, 20__, by ____________________ a _____________ (the “Company”), for the benefit of FIRST WATCH RESTAURANTS, INC., a Florida corporation (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as hereinafter defined). WHEREAS, the Company, the Owners, and the Purchaser have entered into that certain Asset Purchase Agreement, dated ___________, 20__ (as the same may be amended, modified or supplemented, the “Asset Purchase Agreement”), which provides, among other things, for the sale and assignment by the Company to the Purchaser of the Purchased Assets. NOW, THEREFORE, in consideration of the mutual promises contained in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, upon the terms and subject to the conditions of the Asset Purchase Agreement: 1. The Company does hereby bargain, sell, grant, assign, transfer, convey and deliver all right, title and interest in and to the Purchased Assets, free and clear of all Liens, unto the Purchaser, and its successors and permitted assigns, TO HAVE AND TO HOLD such Purchased Assets with all appurtenances thereto, for its use forever. 2. This Bill of Sale shall inure to the benefit of and be binding upon the parties thereto and their respective successors and permitted assigns. 3. Nothing in this Bill of Sale, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Asset Purchase Agreement. To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern. 4. This Bill of Sale is executed and delivered pursuant to the Asset Purchase Agreement. Delivery of an executed counterpart of a signature page to this Bill of Sale electronically (including portable document format (pdf.)) or by facsimile shall be as effective as delivery of a manually executed counterpart of this Bill of Sale. 5. THIS BILL OF SALE AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS BILL OF SALE OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS BILL OF SALE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

19489274v14 [Signature Page to Bill of Sale] IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Bill of Sale to be executed and delivered as of the day and year first above written. THE COMPANY: [COMPANY NAME] Signature: _________________________________ Name: Title:

19489274v14 EXHIBIT C FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), is made and delivered this __ day of _________, 20__, by ____________________, a __________________ (the “Company”), for the benefit of FIRST WATCH RESTAURANTS, INC., a Florida corporation (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement (as hereinafter defined). WHEREAS, the Company, the Owners, and the Purchaser have entered into that certain Asset Purchase Agreement, dated ______________, 20__ (as the same may be amended, modified or supplemented, the “Asset Purchase Agreement”), which provides, among other things, for the sale and assignment by the Company to the Purchaser of the Purchased Assets and the assignment by the Company and the assumption by the Purchaser of the Assumed Liabilities. NOW, THEREFORE, in consideration of the mutual promises contained in the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: 1. Assignment and Assumption. In accordance with and subject to the terms of the Asset Purchase Agreement, (a) the Company hereby assigns, transfers, conveys and delivers to the Purchaser the Purchased Assets, free and clear of any Liens, (b) the Company hereby assigns, transfers, conveys and delivers to the Purchaser the Assumed Liabilities, and (c) the Purchaser hereby assumes and agrees to pay, satisfy, perform or discharge in accordance with the terms thereof the Assumed Liabilities. 2. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. 3. Conflicts with Asset Purchase Agreement. Nothing in this Agreement, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Asset Purchase Agreement. To the extent that any provision of this Agreement conflicts or is inconsistent with the terms of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern. 4. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement electronically (including portable document format (pdf.)) or by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. 5. Governing Law. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE

19489274v14 OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. [Signature Page to Follow]

19489274v14 [Signature Page to Assignment and Assumption Agreement] IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above. THE COMPANY: [COMPANY NAME] By: ______________________________________ Name: Title: THE PURCHASER: FIRST WATCH RESTAURANTS, INC. By: ______________________________________ Name: Christopher Tomasso Title: President and CEO